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TABLE OF CONTENTS Prospectus Supplement

Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-192954

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED JUNE 9, 2014

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 31, 2014)

$
        % First Mortgage Bonds, Series 2014 A
due 20

        We are offering $              aggregate principal amount of our      % First Mortgage Bonds, Series 2014 A due 20    . We will pay interest on the bonds semi-annually on                    and                    of each year, commencing                        , 2014. The bonds will mature on                        , 20    . At any time or from time to time, we may at our option redeem some or all of the bonds at the redemption price described herein. We will issue the bonds in $1,000 denominations or any integral multiple in excess thereof. For more details, see "DESCRIPTION OF THE BONDS."

        The bonds will be secured by a first mortgage lien on substantially all of our owned tangible and certain of our intangible assets equally and ratably with all our other obligations issued under the first mortgage indenture described herein and in the accompanying prospectus, subject to certain exceptions and exclusions as described in the accompanying prospectus.

        The bonds will be a new issue of securities with no established trading market. We do not intend to apply for listing of the bonds on any national securities exchange or to arrange for the bonds to be quoted on any automated quotation system.

        Investing in the bonds involves certain risks. See the sections titled "RISK FACTORS" on page S-8 of this prospectus supplement and beginning on page 24 of our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein, to read about factors you should consider before investing in the bonds.

	Price to Public(1)	Underwriting Discount	Proceeds before Expenses to Us

Per Bond	%	%	%

Total	$	$	$

(1)
Plus accrued interest, if any, from                        , 2014 if settlement occurs after that date.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        We expect the bonds will be available for delivery to investors in book entry form through The Depository Trust Company on or about                        , 2014.

Joint Book-Running Managers

Goldman, Sachs & Co.           Wells Fargo Securities

Senior Co-Managers

BofA Merrill Lynch              J.P. Morgan

Mitsubishi UFJ Securities              SunTrust Robinson Humphrey

Co-Managers

BMO Capital Markets                Fifth Third Securities

Mizuho Securities                PNC Capital Markets LLC                RBC Capital Markets

The date of this prospectus supplement is                        , 2014.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the Securities and Exchange Commission. This prospectus supplement and the accompanying prospectus may be used only for the purposes for which they have been published, and we and the underwriters have not authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus or any related free writing prospectus. If you receive any other information, you should not rely on it. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate as of any date other than the respective date of the document, or, in the case of documents incorporated by reference, the date of such documents, regardless of the date of delivery of this prospectus supplement and the accompanying prospectus. We and the underwriters are not making an offer of these bonds in any jurisdiction where the offer is not permitted.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the bonds we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, gives more general information about debt securities we may offer from time to time, including debt securities other than the bonds we are offering in this prospectus supplement. If information varies between this prospectus supplement and the accompanying prospectus or the documents incorporated by reference herein, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with additional information described under "INCORPORATION BY REFERENCE OF CERTAIN INFORMATION" and "WHERE YOU CAN FIND MORE INFORMATION" in this prospectus supplement before you invest in the bonds.

        Unless the context otherwise requires, references in this prospectus supplement to Oglethorpe, us, we or our, refer to Oglethorpe Power Corporation (An Electric Membership Corporation).

 PROSPECTUS SUPPLEMENT SUMMARY

        This summary contains selected information about us, the offering and the terms of the bonds that we believe is important. This summary is not complete and does not contain all of the information you should consider before making an investment decision with respect to the bonds. You should read the more detailed information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, including our financial statements and the accompanying notes, for a more complete understanding about us, the offering and the bonds.

 The Company

        We are a Georgia electric membership corporation incorporated in 1974 and headquartered in metropolitan Atlanta. We are owned by 38 retail electric distribution cooperative members. Our principal business is providing wholesale electric power to our members. As with cooperatives generally, we operate on a not-for-profit basis. We are the largest electric cooperative in the United States in terms of assets, kilowatt-hour sales, and, through our members, consumers served.

        Our members are local consumer-owned distribution cooperatives providing retail electric service on a not-for-profit basis in the State of Georgia. In general, the customer base of our members consists of residential, commercial and industrial consumers within specific geographic areas. Our members serve approximately 1.8 million electric consumers (meters) representing approximately 4.1 million people. For selected financial and statistical information about our members, see Exhibit 99.1 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

        Our principal executive offices are located at 2100 East Exchange Place, Tucker, Georgia 30084-5336. Our telephone number is (770) 270-7600.

 The Offering

        The following summary contains selected information about the bonds and is not intended to be complete. For a more complete understanding of the bonds, please refer to the section in this prospectus supplement entitled "DESCRIPTION OF THE BONDS" and the section in the accompanying prospectus entitled "DESCRIPTION OF THE FIRST MORTGAGE BONDS."

Issuer	Oglethorpe Power Corporation (An Electric Membership Corporation)
Securities Offered	$ aggregate principal amount of % First Mortgage Bonds, Series 2014 A, due 20 .
Maturity Date	, 20 .
Denominations	$1,000 or any integral multiple in excess thereof.
Interest Payment Dates	We will pay interest on the bonds semi-annually on and , commencing , 2014.
Optional Redemption	At any time or from time to time, we may at our option redeem the bonds, in whole or in part, at the redemption price as described under "DESCRIPTION OF THE BONDS—Optional Redemption."
First Mortgage Indenture
We will issue the bonds under an Indenture dated March 1, 1997, made by Oglethorpe, formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), to U.S. Bank National Association, successor to SunTrust Bank, Atlanta, as trustee, as amended and supplemented, referred to herein as the "first mortgage indenture." The first mortgage indenture constitutes a first priority lien on substantially all of our owned tangible and certain of our intangible property equally and ratably with all our other obligations issued under the first mortgage indenture. As of March 31, 2014, we had approximately $6.9 billion of indebtedness outstanding under the first mortgage indenture.
Use of Proceeds
We intend to use the net proceeds we receive from the sale of the bonds for the long-term financing of general and environmental capital expenditures of our existing generation facilities and for general corporate purposes. See "USE OF PROCEEDS."

DTC Eligibility	The bonds will be issued in fully registered form and will be represented by one or more global bonds, without coupons, deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as its nominee. Beneficial interests in the global bonds will trade in DTC's Same Day Funds Settlement System and secondary market trading activity in these beneficial interests will therefore settle in immediately available funds. Subject to some exceptions, beneficial interests in the bonds will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants.
Market for Bonds
We do not intend to list the bonds on any securities exchange or have them quoted on any automated quotation system. The underwriters intend, but are not obligated, to make a market in the bonds. As a result, there may not be a secondary market for the bonds. See "UNDERWRITING."
Trustee	U.S. Bank National Association.
Governing Law	The first mortgage indenture and the bonds will be governed by and construed in accordance with the laws of the State of Georgia.
Risk Factors	Certain risks could affect the payments to be made with respect to the bonds or the market value of the bonds. See "RISK FACTORS" beginning on page S-8 of this prospectus supplement and page 24 of our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein, for a discussion of factors you should carefully consider before deciding to invest in the bonds.

RECENT DEVELOPMENTS

Regulatory Update

        On June 2, 2014, the Environmental Protection Agency, or EPA, released a comprehensive proposed rule which they call the "Clean Power Plan," aiming to cut carbon dioxide emissions from existing power plants by 30% from their 2005 levels by 2030, with an interim goal for the period from 2020 through 2029. Under the proposed rule, each state would have to reduce carbon dioxide emissions on a state-wide basis by an amount specified by the EPA; the target amount was determined by EPA's view of each state's options, including: making power plant efficiency upgrades; shifting from coal to natural gas generation; investing in zero- and low-emitting power sources, such as renewable and nuclear energy; and implementing customer energy efficiency programs. States will have a great deal of flexibility in designing programs to meet their emission reduction targets, including the four approaches noted above or any other measures they choose to adopt, for example, carbon tax and cap-and-trade. EPA is scheduled to finalize the rule by June 1, 2015, and states will have until June 30, 2016 to submit plans to implement the finalized rule (subject to extension). The outcome of this rule-making process and any subsequent challenges cannot be determined at this time; however, it could result in increased operating costs and/or decreased operation at our coal-fired plants, Plants Scherer and Wansley.

        For additional information about the potential effect of environmental regulations may have on us, see "Item 1—BUSINESS—REGULATION—Environmental" and "Item 1A—RISK FACTORS—Our costs of compliance with environmental laws and regulations are significant and have increased in recent years. Future environmental laws and regulations, including laws and regulations designed to address climate change, air and water quality, coal combustion byproducts and other matters may increase our compliance costs or liabilities in the future." in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Securities and Exchange Commission on March 27, 2014.

 LEGAL PROCEEDINGS

Vogtle Units No. 3 and No. 4

        In April 2008, Georgia Power Company, acting for itself and as agent for us, the Municipal Electric Authority of Georgia, and the City of Dalton, Georgia (collectively, the Co-owners), and Westinghouse Electric Company LLC and Stone & Webster, Inc. (collectively, the Contractor) entered into an engineering, procurement, and construction agreement to design, engineer, procure, and construct two AP1000 nuclear units with electric generating capacity of approximately 1,100 megawatts each and related facilities, structures, and improvements at Plant Vogtle (Vogtle Units No. 3 and No. 4).

        Under the agreement, the Co-Owners and the Contractor have established both informal and formal dispute resolution procedures in order to resolve issues arising during the course of constructing a project of this magnitude. Georgia Power, on behalf of the Co-owners, has successfully initiated both formal and informal claims through these procedures, including ongoing claims. When matters are not resolved through these procedures, the parties may proceed to litigation. The Contractor and the Co-owners are involved in litigation with respect to certain claims that have not been resolved through the formal dispute resolution process.

        Current litigation relates to costs associated with design changes to the Westinghouse AP1000 Design Control Document (DCD) and costs associated with delays in the project schedule related to the timing of approval of the DCD and issuance of the combined construction permits and operating licenses by the Nuclear Regulatory Commission. In July 2012, the Co-owners and Contractor began negotiations regarding these costs, including the assertion by the Contractor that the Co-owners are responsible for these costs under the terms of the agreement. On November 1, 2012, the Co-owners filed suit against the Contractor in the U.S. District Court for the Southern District of Georgia, seeking a declaratory judgment that the Co-owners are not responsible for these costs. Also on November 1, 2012, the Contractor filed suit against the Co-owners in the U.S. District Court for the District of Columbia alleging the Co-owners are responsible for these costs. In August 2013, the U.S. District Court for the District of Columbia dismissed the Contractor's suit, ruling that proper venue is the U.S. District Court for the Southern District of Georgia. In September 2013, the Contractor appealed the decision to the U.S. Court of Appeals for the District of Columbia.

        The portion of the additional costs claimed by the Contractor in its initial compliant that would be attributable to us, based on our ownership interest, was approximately $280 million in 2008 dollars with respect to these issues. The Contractor has also asserted that it is entitled to further schedule extensions. On May 22, 2014, the Contractor filed an amended counterclaim to the lawsuit pending in the Southern District of Georgia alleging that (i) the design changes to the DCD imposed by the Nuclear Regulatory Commission have delayed module production and are recoverable by the Contractor under the agreement and (ii) the changes to the basemat rebar design required by the Nuclear Regulatory Commission caused additional costs and delays recoverable by the Contractor under the agreement. The Contractor did not specify claimed amounts relating to these new allegations. Georgia Power, on behalf of the Co-owners, has not agreed with either the proposed cost or schedule adjustments or that the Co-owners have any responsibility for costs related to these issues.

        While litigation is ongoing and Georgia Power and the Co-owners intend to vigorously defend their positions, Georgia Power and the Co-owners also expect negotiations with the Contractor to continue with respect to cost and schedule during which time the parties will attempt to reach a mutually acceptable compromise of their positions. Management does not anticipate that the liabilities, if any, for these proceedings will have a material effect on our financial condition or results of operations. However, at this time, the ultimate outcome of this litigation cannot be determined. Additional claims by the Contractor or Georgia Power, on behalf of the Co-owners, are also likely to arise throughout construction.

        For further information regarding the two additional units at Plant Vogtle, see "Item 1—BUSINESS—OUR POWER SUPPLY RESOURCES—Future Power Resources—Plant Vogtle Units No. 3 and No. 4" in our 2013 Form 10-K and "Management's Discussion and Analysis of Financial Condition and Results of Operations and Financial Condition—Capital Requirements and Liquidity and Sources of Capital—Vogtle Units No. 3 and No. 4" in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, filed with the SEC on May 12, 2014.

Patronage Capital Litigation

        On March 13, 2014, a lawsuit was filed in the Superior Court of DeKalb County, Georgia, against us, Georgia Transmission and three of our member distribution cooperatives. The lawsuit challenges the patronage capital distribution practices of Georgia's electric cooperatives and seeks to certify a defendant class of all but one of our 38 members. It was filed by four former consumer-members of four of our members on behalf of themselves and a proposed class of all former consumer-members of our members. Plaintiffs claim that approximately 30% of all the defendants' total allocated patronage capital belongs to former consumer-members. The lawsuit also alleges that patronage capital owed to former consumer-members includes patronage capital allocated by us to our members but not yet distributed to our members. Plaintiffs claim that the patronage capital of former consumer-members held by the proposed defendant class should be retired immediately when the consumer-members end their membership by terminating service, or alternatively, according to a regular 13-year revolving plan that retires 7.7% of total patronage capital owed to former consumer-members annually and seek relief to effect such retirements within the stated 13 year period. Plaintiffs further seek to require the defendants to adjust rates in order to establish and maintain reasonable reserves to fund patronage capital retirements on this basis. Plaintiffs also claim that we and Georgia Transmission should be required to implement a rate structure that would allow us and Georgia Transmission to begin retiring 7.7% of our allocated patronage capital annually. Our first mortgage indenture restricts our ability to distribute patronage capital. See "ITEM 1—BUSINESS—OGLETHORPE POWER CORPORATION—First Mortgage Indenture" in our 2013 Form 10-K. Although not expected, if we were ordered by the Court to make distributions of our patronage capital, our first mortgage indenture would require us to raise our rates to a level sufficient so that we could comply with the current patronage capital restrictions, and the rate increases required to meet the Plaintiffs' demands would be significant for a period of years.

        We intend to defend vigorously against all claims in this litigation. While the ultimate outcome of this litigation cannot be predicted at this time, management does not anticipate that the ultimate liabilities, if any, arising from this proceeding would have a material effect on our financial condition or results of operations.

RISK FACTORS

        Investing in our bonds involves certain risks. Before making an investment decision, you should carefully read and consider the following risk factors and the risk factors under the heading "Item 1A—RISK FACTORS" in our 2013 Form 10-K, which is on file with the SEC and incorporated by reference herein. You should also carefully consider the risks and other information that may be contained in this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business, financial condition, results of operations and the trading price of the bonds.

         We cannot predict the outcome of legal proceedings related to our business activities.

        From time to time we are subject to litigation from various parties, the most significant of which are described under the heading "LEGAL PROCEEDINGS" in this prospectus supplement. Our business, financial condition, and results of operations may be materially affected by adverse results of certain litigation. Unfavorable resolution of legal proceedings in which we are involved or other future legal proceedings could require significant expenditures that could have the effect of increasing the cost of electric service we provide to our members and, as a result, affect our members' ability to perform their contractual obligations to us.

         If an active trading market does not develop for the bonds, you may be unable to sell the bonds or to sell them at a price you deem sufficient.

        The bonds will be a new issue of securities with no established trading market. We do not intend to apply for listing of the bonds on any national securities exchange or to arrange for the bonds to be quoted on any automated quotation system. We have been advised by the underwriters that they presently intend to make a market in the bonds; however, the underwriters are not obligated to do so. Any market making activity, if initiated, may be discontinued at any time, for any reason, without notice. If the underwriters cease to act as market makers for the bonds for any reason, we cannot assure you that another firm or person will make a market in the bonds. As a result, we cannot provide any assurance as to:

  •
  the liquidity of any trading market that may develop for the bonds;

  •
  the ability of holders to sell their bonds; or

  •
  the price at which holders would be able to sell their bonds.

        Even if a trading market develops, the bonds may trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including:

  •
  prevailing interest rates;

  •
  current ratings on the bonds;

  •
  the number of holders of the bonds;

  •
  the interest of securities dealers in making a market for the bonds;

  •
  the market for similar securities; and

  •
  our operating results.

         The market price of the bonds will fluctuate.

        Any material differences between our actual results and the historical results contained in our annual, quarterly and current reports filed with the SEC could have a significant adverse impact on the market price of the bonds, assuming a market for the bonds develops. In addition, any downgrade of our credit ratings could have a significant adverse impact on the market price of the bonds, assuming a market develops.

 FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, including the information we incorporate by reference, may contain "forward-looking statements." All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate to occur in the future, including matters such as future capital expenditures, business strategy and development or operation of facilities (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "projection," "target" and "outlook") are forward-looking statements.

        Although we believe that in making these forward-looking statements our expectations are based on reasonable assumptions, any forward-looking statement involves uncertainties and there are important factors that could cause actual results to different materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the heading "Item 1A—RISK FACTORS" and in other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement might not occur.

        Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to:

  •
  cost increases and schedule delays with respect to our construction projects, in particular, the construction of two additional nuclear units at Plant Vogtle;

  •
  legislative and regulatory compliance standards and our ability to comply with any applicable standards, including mandatory reliability standards, and potential penalties for non-compliance;

  •
  costs associated with achieving and maintaining compliance with applicable environmental laws and regulations, including those related to air emissions, water and coal combustion byproducts;

  •
  potential legislative and regulatory responses to climate change initiatives, including the regulation of carbon dioxide and other greenhouse gas emissions;

  •
  increasing debt caused by significant capital expenditures which is weakening certain of our financial metrics;

  •
  commercial banking and financial market conditions;

  •
  our access to capital, the cost to access capital, and the results of our financing and refinancing efforts, including availability of funds in the capital markets;

  •
  uncertainty as to the continued availability of funding from the Rural Utilities Service and our continued eligibility to receive advances from the U.S. Department of Energy;

  •
  actions by credit rating agencies;

  •
  risks and regulatory requirements related to the ownership and construction of nuclear facilities;

  •
  adequate funding of our nuclear decommissioning trust fund including investment performance and projected decommissioning costs;

  •
  weather conditions and other natural phenomena;

  •
  continued efficient operation of our generation facilities by us and third-parties;

  •
  the availability of an adequate and economical supply of fuel, water and other materials;

  •
  reliance on third-parties to efficiently manage, distribute and deliver generated electricity;

  •
  acts of sabotage, wars or terrorist activities, including cyber attacks;

  •
  the credit quality and/or inability of various counterparties to meet their financial obligations to us, including failure to perform under agreements;

  •
  our members' ability to perform their obligations to us;

  •
  changes to protections granted by the Georgia Territorial Act that subject our members to increased competition;

  •
  changes in technology available to and utilized by us or our competitors;

  •
  general economic conditions;

  •
  unanticipated variation in demand for electricity or load forecasts resulting from changes in population and business growth (and declines), consumer consumption, energy conservation efforts and the general economy;

  •
  unanticipated changes in interest rates or rates of inflation;

  •
  significant changes in our relationship with our employees, including the availability of qualified personnel;

  •
  unanticipated changes in capital expenditures, operating expenses and liquidity needs;

  •
  litigation or legal and administrative proceedings and settlements;

  •
  significant changes in critical accounting policies material to us; and

  •
  hazards customary to the electric industry and the possibility that we may not have adequate insurance to cover losses resulting from these hazards.

USE OF PROCEEDS

        We estimate that net proceeds, after deducting the underwriting discount and our estimated offering expenses from this offering, will be approximately $            . We intend to use the net proceeds we receive from the sale of the bonds for the long-term financing of general and environmental capital expenditures of our existing generation facilities and for general corporate purposes. A portion of the net proceeds of the bonds will be used to redeem approximately $160 million of outstanding short-term indebtedness bearing a weighted average interest rate of 0.18% and maturing by June 13, 2014 which is currently providing interim financing for the capital expenditures described above.

 RATIO OF EARNINGS TO FIXED CHARGES
(Unaudited)

        The following table sets forth our ratio of earnings to fixed charges for the periods shown:

	Three Months Ended March 31,		Years Ended December 31,
	2014		2013		2012		2011		2010		2009
Ratio of Earnings to Fixed Charges(1)	0.95	(2)	0.83	(3)	0.86	(4)	0.89	(5)	0.97	(6)	1.02

(1)
Our ratio of earnings to fixed charges is less than that of many investor-owned utilities because we operate on a not-for-profit basis and seek only to generate revenues sufficient to recover our cost of service and to generate margins sufficient to establish reasonable reserves and meet certain financial coverage requirements.

(2)
The dollar amount for the deficiency for the three months ended March 31, 2014 is $4,552,000.

(3)
The dollar amount for the deficiency for the fiscal year ended December 31, 2013 is $56,081,000.

(4)
The dollar amount for the deficiency for the fiscal year ended December 31, 2012 is $46,148,000.

(5)
The dollar amount for the deficiency for the fiscal year ended December 31, 2011 is $36,611,000.

(6)
The dollar amount for the deficiency for the fiscal year ended December 31, 2010 is $9,517,000.

SELECTED FINANCIAL DATA

        The financial data below present selected historical information relating to our financial condition and results of operations as of and for each of the years ended December 31, 2013, 2012, 2011, 2010 and 2009 and as of and for the three month periods ended March 31, 2014 and 2013. Selected financial data for the years ended December 31, 2013, 2012, 2011, 2010 and 2009 that are presented below were derived from our audited consolidated financial statements. Selected financial data for the three months ended March 31, 2014 and 2013 that are presented below were derived from our unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring adjustments, which we consider necessary for a fair presentation of our financial condition and results of operations for these periods. You should read the information contained in this table together with our financial statements, the related notes to the financial statements and the discussion of this information in our SEC filings that are incorporated by reference in this prospectus supplement.

	As of March 31,
		As of December 31,

	2014	2013	2012	2011	2010	2009

	(in thousands)	(in thousands)
Balance Sheet Data:
Assets:
Total electric plant	$7,067,105	$6,987,964	$6,596,736	$6,075,750	$5,015,560	$4,400,496
Total assets	$9,046,994	$9,095,212	$8,314,566	$8,078,829	$6,997,062	$6,370,234
Capitalization:
Patronage capital and membership fees	$733,712	$714,489	$673,009	$633,689	$595,952	$562,219
Accumulated other comprehensive margin (deficit)	$(153)	$(549)	$903	$618	$(469)	$(1,253)

Subtotal	$733,559	$713,940	$673,912	$634,307	$595,483	$560,966
Long-term debt and obligations under capital leases	$6,914,526	$6,939,249	$5,920,073	$5,709,706	$4,836,415	$4,387,926
Obligation under Rocky Mountain transactions	$15,639	$15,379	$14,392	$132,048	$123,573	$115,641
Long-term debt and capital leases due within one year	$153,772	$152,153	$168,393	$172,818	$170,947	$119,241
Total long-term debt and equities	$7,817,496	$7,820,721	$6,776,770	$6,648,879	$5,726,418	$5,183,774

	Three Months Ended March 31,
					Years Ended December 31,

	2014		2013		2013		2012		2011		2010		2009

	(in thousands, except other selected data)				(in thousands, except other selected data)
Statement of Revenues and Expenses:
Operating revenues:
Sales to members	$334,759		$286,653		$1,166,618		$1,204,008		$1,224,238		$1,292,667		$1,144,012
Sales to non-members	$32,541		$19,261		$78,758		$120,102		$166,040		$1,478		$1,249
Operating expenses	$297,443		$238,360		$1,013,852		$1,102,277		$1,152,458		$1,054,896		$921,139
Other income net	$11,659		$9,554		$43,433		$61,487		$44,264		$43,651		$42,728
Net interest charges	$62,293		$55,084		$233,477		$244,000		$244,347		$249,167		$240,460
Net margin	$19,223		$22,024		$41,480		$39,320		$37,737		$33,733		$26,390

Other Selected Data:
Kilowatt-hours sold to members (in thousands)	4,905,224		4,153,662		18,549,886		20,852,826		19,574,145		22,644,790		20,191,657
Member revenues per kilowatt-hour	6.83	¢	6.90	¢	6.29	¢	5.77	¢	6.25	¢	5.71	¢	5.67	¢
Equity ratio(1)	9.4%		N/A		9.1%		9.9%		9.5%		10.4%		10.8%
Margins for interest ratio(2)	N/A		N/A		1.14		1.14		1.14		1.14		1.12

(1)
Our equity ratio is calculated by dividing patronage capital and membership fees by total capitalization plus long-term debt due within one year ("Total long-term debt and equities" in the table above). We have no financial covenant that requires us to maintain a minimum equity ratio; however, a covenant in the first mortgage indenture restricts distributions of equity

  (patronage capital) to our members if our equity ratio is below 20%. We also have covenants in certain of our line of credit agreements that currently require us to maintain minimum total patronage capital of $675 million.

(2)
Margins for interest ratio is calculated on an annual basis by dividing our margins for interest by interest charges, both as defined in our first mortgage indenture. The first mortgage indenture obligates us to establish and collect rates that, subject to any necessary regulatory approvals, are reasonably expected to yield a margins for interest ratio equal to at least 1.10 for each fiscal year. In addition, the first mortgage indenture requires us to demonstrate that we have met this requirement for certain historical periods as a condition to issuing additional obligations thereunder. For 2014, our board of directors approved a budget to achieve a 1.14 margins for interest ratio, above the minimum 1.10 ratio required by the first mortgage indenture. As our capital requirements continue to evolve, our board of directors will continue to evaluate the level of margin coverage and may choose to change the targeted margins for interest ratio in the future, although not below 1.10.

DESCRIPTION OF THE BONDS

        Set forth below is a description of the specific terms of the bonds. This description supplements, and should be read together with, the description of the general terms and provisions of the bonds set forth in the accompanying prospectus under the caption "DESCRIPTION OF THE FIRST MORTGAGE BONDS." The following description does not purport to be complete and is subject to and qualified in its entirety by reference to the description of the bonds in the accompanying prospectus and the first mortgage indenture described below under "—Security for the Bonds."

General Description of the Bonds

        The bonds will mature on                , 20    . We will pay interest on the bonds at the annual rate of        % (on the basis of a 360-day year of twelve 30-day months), from the date of issuance or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually on                and                of each year. The first interest payment date will be                    , 2014.

        Interest on the bonds will accrue from the date of issuance or from the most recent date on which interest was paid. On each interest payment date, we will pay interest to the person in whose name the bonds are registered at 5:00 P.M. New York City time on the regular record date for that interest payment, which is the 15th day (whether or not a business day) of the calendar month immediately preceding such interest payment date. If interest on the bonds is not punctually paid or duly provided for, instead of paying such interest to the registered holders as of the regular record date, we will propose a new payment date and such interest will be paid to the registered holders of the bonds as of a special record date, which will be no more than 15 days and no less than 10 days prior to the proposed payment date. If any interest payment date, redemption date or the maturity date falls on a day that is not a business day, the payment due on that interest payment date, redemption date or the maturity date will be made on the next business day, and without any interest or other payment in respect of such delay.

        Principal of, and premium (if any) and interest on, the bonds will be payable, and the transfer of interests in the bonds will be effected, through the facilities of DTC, as described below under "—Book-Entry." The bonds will be issued in $1,000 denominations or any integral multiple in excess thereof.

        The bonds will be registered in the name of Cede & Co., as nominee of DTC, pursuant to DTC's Book-Entry-Only System. Purchases of beneficial interests in the bonds will be made in book-entry form, without certificates. If at any time the Book-Entry-Only System is discontinued for the bonds, the bonds will be exchangeable for other fully registered certificated bonds of like tenor and of an equal aggregate principal amount, in authorized denominations. See "—Book-Entry." The trustee may impose a charge sufficient to reimburse us or the trustee for any tax, fee or other governmental charge required to be paid with respect to such exchange or any transfer of a bond. The cost to us or the trustee, if any, of preparing each new bond issued upon such exchange or transfer, and any other expenses incurred by us or the trustee in connection therewith, will be paid by the person requesting such exchange or transfer.

        Interest on the bonds will be payable by check mailed to the registered owners thereof. However, interest on the bonds will be paid to any holder of $1,000,000 or more in aggregate principal amount of bonds by wire transfer to a wire transfer address within the continental United States upon the written request of such holder received by the paying agent not less than five days prior to the record date. The trustee will act as the initial paying agent for the bonds. As long as the bonds are registered in the name of Cede & Co., as nominee of DTC, such payments will be made directly to DTC. See "—Book-Entry."

Security for the Bonds

        We will issue the bonds under the Indenture dated March 1, 1997, made by us, formerly known as Oglethorpe Power Corporation (An Electric Generation & Transmission Corporation), to U.S. Bank National Association, successor to SunTrust Bank, Atlanta, as trustee, as amended and supplemented; referred to herein as the "first mortgage indenture." The bonds will be secured equally and ratably with all our other obligations issued under the first mortgage indenture. The first mortgage indenture constitutes a lien on substantially all of our owned tangible and certain of our intangible property, including property we acquire in the future. The mortgaged property includes our owned electric generating plants, the wholesale power contracts with our members and some of our contracts relating to the ownership, operation or maintenance of electric generation facilities owned by us. As of March 31, 2014, we had approximately $6.9 billion of indebtedness outstanding under the first mortgage indenture. See "DESCRIPTION OF THE FIRST MORTGAGE BONDS" in the accompanying prospectus for a further explanation.

        As described in "DESCRIPTION OF THE FIRST MORTGAGE BONDS—Additional First Mortgage Indenture Obligations" in the accompanying prospectus, we have the ability to issue additional first mortgage indenture obligations from time to time on, among other things, the basis of certified bondable additions, retired or defeased first mortgage indenture obligations, and certified progress payments under qualifying engineering, procurement and construction contracts. The amount of certified bondable additions and retired or defeased first mortgage indenture obligations available for the issuance of additional first mortgage indenture obligations is currently over $780 million which will be reduced by $         million in connection with the offering of the bonds. In addition, we have over $460 million of property additions and certified progress payments under qualified engineering, procurement and construction contracts that, once certified to the trustee in accordance with the first mortgage indenture, will be available for the issuance of additional first mortgage indenture obligations.

Optional Redemption

        At any time or from time to time, we may at our option redeem the bonds, in whole or in part at a "make whole" redemption price equal to the greater of:

  •
  100% of the principal amount of the bonds being redeemed; and

  •
  the sum of the present values of the remaining principal and interest payments on the bonds being redeemed, discounted on a semi-annual basis (on the basis of a 360-day year of twelve 30-day months) at a rate equal to the sum of (i) the yield to maturity, determined on the third business day prior to the redemption date, of the U.S. Treasury security having a life equal to the remaining average life of the maturity of bonds being redeemed and trading in the secondary market at the price closest to par, and (ii)     basis points;

plus, in either case, accrued and unpaid interest thereon to but excluding the redemption date.

        If there is no U.S. Treasury security having a life equal to the remaining average life of the bonds being redeemed, the discount rate will be calculated using a yield to maturity determined on a straight-line basis (rounding to the nearest calendar month, if necessary) from the average yield to maturity, determined on the third business day prior to the redemption date, of two U.S. Treasury securities having lives most closely corresponding to the remaining average life of the bonds being redeemed and trading in the secondary market at the price closest to par.

        We must give at least 30 days', but not more than 60 days', prior notice of redemption mailed to the registered address of each holder of bonds being redeemed except as otherwise required by the procedures of DTC. If less than all of the outstanding bonds are to be redeemed, the bonds to be redeemed will be selected by the trustee in any method it deems fair and appropriate, and the portion of the bonds not so redeemed will be in a minimum amount of $1,000.

        If at the time of mailing of notice for the optional redemption we have not deposited with the trustee moneys sufficient to redeem all of the bonds called for redemption, the notice of optional redemption given by the trustee will so state and will further state that the redemption of the bonds is conditional upon our providing, or causing to be provided, to the trustee, by 2:00 p.m. New York City time, on the redemption date, funds sufficient to effect the redemption, and the bonds will not be redeemed unless such funds are deposited. The failure of the trustee to have sufficient funds to effect the redemption will not constitute a payment or other default by us under the first mortgage indenture and we will not be liable to any holder of those bonds as a result of the failed redemption. If the trustee has enough designated funds on deposit to effect a redemption at the time we give notice of the redemption, then we are obligated to redeem the bonds as provided in that notice.

Book-Entry

        DTC will act as securities depository for the bonds. The bonds will be issued as fully-registered securities, without interest coupons, registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. The bonds will be deposited with, or on behalf of, DTC in the form of one or more global certificates.

        DTC, the world's largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC's participants (direct participants) deposit with DTC. DTC also facilitates the post-trade settlement among its direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. DTC has a Standard & Poor's rating of AA+. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, brokers, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (indirect participants). The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. Information contained on DTC's website is not incorporated by reference into this prospectus supplement.

        Purchases of bonds under the DTC system must be made by or through direct participants, which will receive a credit for the bonds on DTC's records. The ownership interest of each actual purchaser of a bond, a beneficial owner, is in turn to be recorded on the direct participants' and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participant or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the bonds are to be accomplished by entries made on the books of direct participants and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the bonds, except in the event that use of the book-entry system for the bonds is discontinued.

        To facilitate subsequent transfers, all bonds deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of bonds with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the bonds; DTC's records reflect only the identity of its direct participants to whose accounts such bonds are credited, which may or may not be the beneficial owners. The direct participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Payments of the principal of and interest and redemption proceeds on the bonds will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC and is the responsibility of us or the trustee. Disbursement of such payments to participants will be the responsibility of DTC and DTC's practice is to credit direct participant's accounts upon DTC's receipt of funds and corresponding detail from us, the trustee or paying agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be the responsibility of direct participants and indirect participants and will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of us, DTC, or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither us nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        If a holder requires physical delivery of a certificated bond for any reason, including to sell bonds to persons in jurisdictions which require such delivery of such bonds or to pledge such bonds, the holder must transfer its interest in a global certificate in accordance with DTC's applicable procedures and the procedures set forth in the first mortgage indenture. Because DTC can act only on behalf of direct participants in DTC, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a global certificate to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Conveyance of notices and other communications by DTC to its direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the bonds may wish to take certain steps to augment transmission to them of notices of significant events with respect to the bonds, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of the bonds may wish to ascertain that the nominee holding the bonds for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

        Redemption notices shall be sent to DTC. If less than all of the bonds are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

        So long as DTC, or its nominee, is the registered owner or holder of a global certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the bonds represented by such global certificate for all purposes under the first mortgage indenture. No beneficial owner of an interest in a global certificate will be able to transfer the interest except in accordance with DTC's applicable procedures, in addition to those provided for under the first mortgage indenture.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the bonds unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the bonds are credited on the record date (identified in a listing attached to the omnibus proxy).

        Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the bonds represented by global certificates among their respective participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its respective direct participants or indirect participants of its respective obligations under the rules and procedures governing its operations.

        DTC may discontinue providing its services as depository with respect to the bonds at any time by giving reasonable notice to us or the underwriters. Under such circumstances, in the event that a successor depository is not obtained, physical certificates representing the bonds are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, or if an event of default under the bonds has occurred and is continuing, bond certificates will be printed and delivered to DTC.

        Secondary trading in long-term bonds and notes of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in the bonds that are not certificated bonds will trade in DTC's Same-Day Funds Settlement System until maturity. Therefore, the secondary market trading activity in such interests will settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the bonds.

        The information in this subsection, "Book-Entry," concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

SUMMARY OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        We are subject to federal and state corporate income taxation but, as a cooperative, we are allowed a deduction for patronage sourced margins that we allocate to our members. We are, however, liable for United States federal and state income taxes on that portion of our taxable income which is not derived from patronage sources, and we are entitled to no special deduction with respect to our non-patronage sourced taxable income. Due to the availability of the special deduction for patronage sourced margins that we allocate to our members, we do not anticipate that the amount of our United States federal and state corporate income taxes will be material in the foreseeable future.

        Like any corporation, the relevant taxing authorities may challenge how we treat certain items on our tax returns. Because we are a cooperative, these authorities may also challenge our classification of items of income and expense between patronage and non-patronage sources. If, in any year, the relevant authorities were to reclassify any of our patronage sourced income as non-patronage sourced, or any of our non-patronage sourced expenses as patronage sourced, it is possible that we might owe income taxes in that year and the amount of those income taxes might be material.

Tax Considerations Applicable to Holders of the Bonds

        The following is a summary of the material United States federal income tax consequences relating to the acquisition, ownership and disposition of the bonds. This section does not apply to you if you do not own your bonds as capital assets for tax purposes, or if you do not purchase your bonds at original issuance at their initial offering price. Additionally, the section does not apply to you if you are subject to special tax rules, such as those that apply to:

  •
  brokers and dealers;

  •
  traders in securities that elect to mark to market;

  •
  banks;

  •
  former citizens or residents of the United States;

  •
  life insurance companies, real estate investment trusts and regulated investment companies;

  •
  tax-exempt organizations;

  •
  persons who will hold the bonds as part of a hedging, straddle, integrated or conversion transaction; or

  •
  persons whose functional currency for tax purposes is not the United States dollar.

        Finally, this section does not address any foreign, state or local tax issues or any United States federal estate, gift or alternative minimum tax issues. This summary is based upon the laws, regulations, rulings and decisions in effect and available on the date of this prospectus supplement, which could change at any time (possibly with retroactive effect).

        YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE BONDS, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL OR FOREIGN TAX LAWS.

U.S. Holders

        As used herein, "U.S. Holder" means a beneficial owner of a bond that is:

  •
  an individual citizen or resident of the United States;

  •
  a corporation or other entity taxable as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States or any state thereof (including the District of Columbia);

  •
  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust, where a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Internal Revenue Code of 1986, as amended (the "Code")) have the authority to control all substantial decisions of the trust (or a trust that has made a valid election under United States Treasury Regulations to be treated as a domestic trust).

        If a partnership holds bonds, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners of partnerships holding bonds should consult their own tax advisors regarding the tax consequences of an investment in the bonds (including their status as U.S. Holders or Non-U.S. Holders, as defined below).

Interest

        The bonds are not expected to be issued with original issue discount for United States federal income tax purposes. As a result, you will be taxed on interest on the bonds when it is received or accrued (depending upon your method of tax accounting).

Sale or Exchange of a Bond

        Upon a sale, exchange or redemption of a bond, you will generally recognize gain or loss equal to the difference between the amount realized on the sale (not including any amounts attributable to accrued and unpaid interest) and your adjusted tax basis in the bond. Except to the extent attributable to accrued but unpaid interest, any gain or loss you recognize on the sale of a bond should generally be capital gain or loss.

Medicare Tax

        Certain non-corporate U.S. Holders will be subject to a 3.8% tax on the lesser of (1) the U.S. Holder's "net investment income" (in the case of individuals) or "undistributed net investment income" (in the case of estates and trusts (other than grantor trusts)) for the relevant taxable year and (2) the excess of the U.S. Holder's "modified adjusted gross income" (in the case of individuals) or "adjusted gross income" (in the case of estates and trusts (other than grantor trusts)) for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances). A U.S. Holder's calculation of net investment income generally will include amounts treated as interest that are received from us and its net gains from the disposition of the bonds, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a non-corporate U.S. Holder (other than a grantor trust), you should consult your own tax advisor regarding the applicability of this tax to your income and gains in respect of your investment in the bonds.

Non-U.S. Holders

        A "Non-U.S. Holder" generally means any owner (or beneficial owner) of a bond that is not a U.S. Holder, other than a partnership.

        If you are a Non-U.S. Holder, subject to the discussion under the heading "Foreign Account Tax Compliance Act" below, interest paid to you in respect of the bonds should generally not be subject to United States federal income tax provided that:

  •
  such interest is not effectively connected with your conduct of a trade or business in the United States;

  •
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  you are not a controlled foreign corporation that is related directly or constructively to us through stock ownership;

  •
  you are not a bank that acquired the bonds in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

  •
  you timely and properly provide the withholding agent with a statement to the effect that you are not a U.S. person (generally through the provision of a properly executed Form W-8BEN, W-8BEN-E or W-8IMY).

        Similarly, if you are a Non-U.S. Holder, subject to the discussion under the heading "Foreign Account Tax Compliance Act" below, any gain recognized by you in connection with a sale, exchange or redemption of your bonds should generally not be subject to United States federal income tax provided that:

  •
  such gain is not effectively connected with your conduct of a trade or business in the United States; and

  •
  if you are an individual, you are not present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

        If you fail to satisfy any of the provisos set forth above, the interest you receive on the bonds and/or the gain you recognize on a sale or disposition of the bonds may be subject to United States income tax, and you should consult your own tax advisor as to the United States federal income tax consequences applicable to your acquisition, ownership and disposition of the bonds.

Backup Withholding and Information Reporting for U.S. and Non-U.S. Holders

        Information reporting to the IRS may be required with respect to payments on your bonds and with respect to proceeds from the sale of the bonds to holders other than corporations and certain other exempt recipients. A "backup" withholding tax may also apply to those payments if you fail to provide certain identifying information (such as your taxpayer identification number or an attestation to your status as a Non-U.S. Holder). Backup withholding is not an additional tax and may be refunded (or credited against your U.S. federal income tax liability, if any) provided that certain required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

        The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (generally referred to as "FATCA"), when applicable, impose a United States federal withholding tax of 30% on certain payments on, and the gross proceeds from the sale or other disposition of, obligations that produce U.S. source income to foreign financial institutions and other non-U.S. entities that fail to comply with certain certification and information reporting requirements. The obligation to withhold under FATCA is applicable (i) to payments of U.S. source interest made on or after July 1, 2014, and (ii) to gross proceeds from the disposition of, and payments of principal on, obligations that produce U.S. source income on or after January 1, 2017. FATCA will not apply to obligations outstanding on July 1, 2014, unless such obligations are significantly modified on or after such date.

        Because the bonds will be issued before July 1, 2014, they are expected to benefit from this exemption unless they are modified on or after such date, in which case payments on, and the gross proceeds from the sale or other disposition of, the bonds to certain foreign entities could become subject to the FATCA withholding tax. Holders are encouraged to consult with their own tax advisors regarding the implications of FATCA on their investment in the bonds.

UNDERWRITING

        We expect to enter into an underwriting agreement with Goldman, Sachs & Co. and Wells Fargo Securities, LLC, acting on behalf of themselves and as representatives of the underwriters with respect to the bonds. Subject to the terms and conditions of the underwriting agreement, each underwriter, jointly and severally, will agree to purchase, and we will agree to sell to the underwriters, the principal amount of the bonds set forth opposite the underwriter's name below at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement.

Underwriter	Principal Amount of Bonds
Goldman, Sachs & Co.	$
Wells Fargo Securities, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC
Mitsubishi UFJ Securities (USA), Inc.
SunTrust Robinson Humphrey, Inc.
BMO Capital Markets
Fifth Third Securities, Inc.
Mizuho Securities USA Inc.
PNC Capital Markets LLC
RBC Capital Markets, LLC

TOTAL	$

        The underwriting agreement will provide that the obligations of the underwriters to purchase the bonds included in this offering are subject to approval of legal matters by counsel, including the validity of the bonds, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters will reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters will be committed to take and pay for all the bonds if any are taken.

        The underwriters have advised us that they propose initially to offer the bonds to the public at the public offering prices set forth on the cover of this prospectus supplement, and to certain dealers at such price less a concession not in excess of      % of the principal amount of the bonds. The underwriters may allow, and such dealers may reallow, a concession not in excess of      % of the principal amount of the bonds to certain other dealers. After the public offering of the bonds, the public offering price and other selling terms may be changed.

        The bonds are a new issue of securities with no established trading market. We do not intend to apply for listing of the bonds on any securities exchange or for inclusion of the bonds in any automated quotation system. The underwriters intend to make a market in the bonds after completion of the offering but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the bonds or that an active public market will develop. If an active public market does not develop, the market price and liquidity of the bonds may be adversely affected.

        In connection with the offering, the underwriters may purchase and sell bonds in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of bonds than they are required to purchase in the offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the bonds while the offering is in progress.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriter's discount received by it because the representatives or their affiliates have repurchased bonds sold by or for the account of such underwriters in stabilizing or short covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the bonds. As a result, the price of the bonds may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.

        We estimate that our share of total expenses of the offering, excluding the underwriting discount, will be approximately $                    .

        We will also agree to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

        Certain of the underwriters and their respective affiliates have engaged and may engage in other transactions with and perform services for us from time to time in the ordinary course of business for which they have received, and will in the future receive, customary fees.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the bonds. Any such short positions could adversely affect future trading prices of the bonds. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        BMO Capital Markets is the trade name for certain capital markets and investment banking services of Bank of Montreal and its subsidiaries, including BMO Capital Markets GKST Inc., which is a direct, wholly owned subsidiary of BMO Financial Corp. which is itself a wholly owned subsidiary of Bank of Montreal.

WHERE YOU CAN FIND MORE INFORMATION

        We are currently required to file reports and other information with the SEC pursuant to the Exchange Act. Our SEC filings are available over the Internet at the SEC's website at http://www.sec.gov. You also may read and copy any document we file with the SEC at the offices of the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 or obtain copies of such materials by mail. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1.800.SEC.0330. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports are also available over the Internet at our website at http://www.opc.com. Information contained on our website is not incorporated by reference into this prospectus supplement and should not be considered to be part of this prospectus supplement.

 INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

        We "incorporate by reference" into this prospectus supplement certain information that we file with the SEC, which means we are disclosing important information to you by referring you to another document. Any information incorporated by reference is considered to be part of this prospectus supplement and you should read it with the same care. We incorporate by reference into this prospectus supplement the following documents filed by us with the SEC:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 27, 2014;

  •
  our Current Report on Form 8-K, dated March 31, 2014 and filed on April 1, 2014; and

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, filed on May 12, 2014.

        Any statement made in a document incorporated by reference in this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement if a statement contained in this prospectus supplement or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We also incorporate by reference all documents that we file under the Exchange Act after the date of this prospectus supplement and until we have sold all of the bonds to which this prospectus supplement relates or the offering is otherwise terminated. Nothing in this prospectus supplement shall be deemed to incorporate information furnished to, but not filed with, the SEC, including, but not limited to, information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit to such Form 8-K.

        Statements made in this prospectus supplement or in any document incorporated by reference in this prospectus supplement as to the contents of any contract or other document referred to in this prospectus supplement or any document incorporated by reference in this prospectus supplement are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

        We will provide without charge to any person who receives a copy of this prospectus supplement, upon such recipient's written or oral request, a copy of any document this prospectus supplement incorporates by reference, other than exhibits to such incorporated documents unless such exhibits are specifically incorporated by reference in such incorporated document.

LEGAL MATTERS

        Sutherland Asbill & Brennan LLP will pass upon the validity of the bonds for us. Orrick, Herrington & Sutcliffe LLP will pass upon other legal matters in connection with the bonds for the underwriters and has in the past represented and currently represents us in various matters.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

PROSPECTUS

$1,000,000,000

First Mortgage Bonds

Unsecured Debt Securities

        We may offer and sell first mortgage bonds and unsecured debt securities, together referred to as the "securities," from time to time in one or more transactions up to an aggregate principal amount of $1,000,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offering and the offered securities. A prospectus supplement may also add to, update, modify or supersede the information contained in this prospectus. This prospectus may not be used to offer or sell the securities unless accompanied by a prospectus supplement describing the methods and terms of the applicable offering, which will be made available at the time of each offering of the securities.

        We may offer and sell the securities directly to purchasers or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth any applicable fees, commissions or discounts. See "PLAN OF DISTRIBUTION" for a further description of the manner in which we may sell the securities covered by this prospectus. The price to the public of the securities and the net proceeds we expect to receive from the sale of the securities will also be set forth in the applicable prospectus supplement.

        You should carefully read this prospectus and each applicable prospectus supplement before making an investment decision.

        Investing in the securities involves certain risks. See the section titled "RISK FACTORS" on page 1 of this prospectus to read about factors you should consider before investing in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 31, 2014.

        You should rely only on the information contained in this prospectus or any accompanying prospectus supplement, including the information incorporated by reference herein, as described under "INCORPORATION BY REFERENCE OF CERTAIN INFORMATION." We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus or any accompanying prospectus supplement. If you receive any other information, you should not rely on it. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any date other than the date on the cover page of this prospectus. This prospectus and any accompanying prospectus supplement may be used only for the purposes for which they have been published. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf process, we may, from time to time, sell any combination of the first mortgage bonds and unsecured debt securities, together, referred to as the "securities," described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under "INCORPORATION BY REFERENCE OF CERTAIN INFORMATION" and "WHERE YOU CAN FIND MORE INFORMATION" before you invest in the securities.

OGLETHORPE POWER CORPORATION

        We are a Georgia electric membership corporation incorporated in 1974 and headquartered in metropolitan Atlanta. We are owned by 38 retail electric distribution cooperative members. Our principal business is providing wholesale electric power to our members. As with cooperatives generally, we operate on a not-for-profit basis. We are the largest electric cooperative in the United States in terms of assets and kilowatt-hour sales, and, through our members, consumers served.

        Our members are local consumer-owned distribution cooperatives providing retail electric service on a not-for-profit basis in the State of Georgia. In general, the customer base of our members consists of residential, commercial and industrial consumers within specific geographic areas. Our members serve approximately 1.8 million electric consumers (meters) representing approximately 4.1 million people.

        Our principal executive offices are located at 2100 East Exchange Place, Tucker, Georgia 30084-5336. Our telephone number is (770) 270-7600. We maintain a website at www.opc.com. Information contained on our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

RISK FACTORS

        Investing in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors under the heading "Item 1A—RISK FACTORS" in our most recent annual report on Form 10-K, which is on file with the SEC and incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and incorporated by reference into this prospectus. You should also carefully consider the risks and other information that may be contained in any prospectus supplement accompanying this prospectus. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business, financial condition, results of operations and the trading price of the securities.

FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement accompanying this prospectus or any other offering materials and any documents we incorporate by reference may contain "forward-looking statements." All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate to occur in the future, including matters such as the timing of various regulatory and other actions, future capital expenditures, business strategy and development, construction or operation of facilities (often, but not always, identified through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "projection," "target" and "outlook") are forward-looking statements.

        Although we believe that in making these forward-looking statements our expectations are based on reasonable assumptions, any forward-looking statement involves uncertainties and there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the heading "Item 1A—RISK FACTORS" and in other sections of our most recent annual report on Form 10-K, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus, any accompanying prospectus and the information incorporated by reference in this prospectus may not occur.

        Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

USE OF PROCEEDS

        Unless we indicate otherwise in the prospectus supplement accompanying this prospectus, we intend to use the net proceeds we receive from the sale of the securities to (i) finance capital expenditures related to the construction, acquisition, or enhancement of generation facilities to meet the current and future energy demands of our members and (ii) for general corporate purposes. If we intend to use the net proceeds of a future offering of securities for one or more principal purposes, we will state the purpose or purposes, and the approximate amount to be used for each purpose, in the applicable prospectus supplement. The net proceeds may be invested temporarily until they are used for their intended purposes.

RATIO OF EARNINGS TO FIXED CHARGES
(Unaudited)

        The following table sets forth our ratio of earnings to fixed charges for the periods shown:

	Nine Months Ended September 30,		Year ended December 31,
	2013		2012		2011		2010		2009	2008
Ratio of Earnings to Fixed Charges(1)	.97	(2)	.86	(3)	.89	(4)	.97	(5)	1.02	1.02

(1)
Our ratio of earnings to fixed charges is less than that of many investor-owned utilities because we operate on a not-for-profit basis and seek only to generate revenues sufficient to recover our cost of service and to generate margins sufficient to establish reasonable reserves and meet certain financial coverage requirements.

(2)
The dollar amount for the deficiency for the nine-months ended September 30, 2013 is $6,386,000.

(3)
The dollar amount for the deficiency for the fiscal year ended December 31, 2012 is $46,148,000.

(4)
The dollar amount for the deficiency for the fiscal year ended December 31, 2011 is $36,611,000.

(5)
The dollar amount for the deficiency for the fiscal year ended December 31, 2010 is $9,517,000.

 DESCRIPTION OF THE FIRST MORTGAGE BONDS

        This section includes a summary of selected provisions of the first mortgage indenture and is qualified in its entirety by reference to all of the provisions of the first mortgage indenture, including definitions of terms used in the first mortgage indenture. The first mortgage indenture contains the full text of the provisions summarized in this section. You should read the first mortgage indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. This summary is further qualified in its entirety by reference to the particular terms of the first mortgage bonds described in the applicable prospectus supplement or supplements.

General

        The first mortgage bonds will be issued pursuant to an Indenture, dated March 1, 1997, made by us, formerly known as Oglethorpe Power Corporation (An Electric Generation & Transmission Corporation), to U.S. Bank National Association, successor to SunTrust Bank, Atlanta, as trustee, as supplemented and amended. We refer to this Indenture in this prospectus as the "first mortgage indenture" and to U.S. Bank National Association in its capacity as trustee under the first mortgage indenture, as the "first mortgage trustee." The first mortgage bonds will be secured equally and ratably under the first mortgage indenture by a lien on substantially all our owned tangible and certain of our intangible assets.

        The first mortgage bonds will be registered in the name of a nominee for the Depository Trust Company, or DTC, pursuant to DTC's Book-Entry-Only System. Purchases of beneficial interests in the first mortgage bonds will be made in book-entry form, without certificates. If at any time the Book-Entry-Only System is discontinued for the first mortgage bonds, the first mortgage bonds will be exchangeable for other fully registered certificated first mortgage bonds of like tenor and of an equal aggregate principal amount, in authorized denominations. See "BOOK-ENTRY SYSTEM." We may impose a charge sufficient to reimburse us or the first mortgage trustee for any tax or other governmental charge required to be paid with respect to any exchange or transfer of a first mortgage bond.

Specific Terms of Each Series of First Mortgage Bonds

        Each time that we offer a series of first mortgage bonds pursuant to this prospectus, we will specify the particular amount, price and other terms of those first mortgage bonds in a prospectus supplement. These terms may include:

  •
  the title of the series of first mortgage bonds;

  •
  the date or dates on which the principal of and premium, if any, on the series of first mortgage bonds will be payable;

  •
  the interest rate or rates on the series of first mortgage bonds and the date from which that interest will accrue;

  •
  the dates on which we will pay interest on the series of first mortgage bonds and the regular record date for determining who is entitled to the interest payable on any interest payment due;

  •
  the place or places where principal of and premium, if any, and interest on the series of first mortgage bonds will be payable;

  •
  any redemption dates, prices, obligations and restrictions on the series of first mortgage bonds;

  •
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the series of first mortgage bonds;

  •
  the denominations in which the series of first mortgage bonds will be issued;

  •
  whether the first mortgage bonds will be deemed to be offered at an original issue discount for federal tax purposes and the federal tax effects thereof;

  •
  the portion of the principal amount of the series of first mortgage bonds that is payable on the declaration of acceleration of the maturity;

  •
  the applicable overdue rate if other than the interest rate stated in the title of the series of first mortgage bonds;

  •
  any modifications of or additions to the events of default in the first mortgage indenture;

  •
  if the amount of principal of and premium or interest on any series of first mortgage bonds may be determined by reference to an index based on either a currency other than that in which that series of first mortgage bonds are payable or any other method specifying the manner in which these amounts will be determined;

  •
  whether and to what extent any other means of satisfaction and discharge, which is sometimes referred to as "defeasance," will be applicable to the series of first mortgage bonds other than as described below under "Defeasance";

  •
  if the series of first mortgage bonds are to be issued in the form of one or more securities and, if so, the identity of the depository or depositaries of the first mortgage bonds;

  •
  if the series of first mortgage bonds is to be insured; and

  •
  any other specific terms of the series of first mortgage bonds.

Security and Ranking

        The first mortgage bonds will be secured equally and ratably under the first mortgage indenture by a lien on substantially all of our tangible and some of our intangible assets, including those we acquire in the future. The mortgaged property includes our electric generating plants and some of our contracts for the purchase, sale or transmission of electricity or pooling or other power supply arrangements of more than one year in duration or that relate to the ownership, operation, construction or maintenance of our electric generation facilities, but excluding all excepted property and excludable property described below.

        The first mortgage indenture does not include in the mortgaged property the following excepted property among other things:

  •
  cash on hand or in banks or in other financial institutions (excluding certain amounts deposited or required to be deposited with the first mortgage trustee pursuant to the first mortgage indenture);

  •
  other contracts and contract rights not specifically subject to the lien of the first mortgage indenture;

  •
  instruments and certain securities (other than those required to be deposited with the first mortgage trustee under the first mortgage indenture);

  •
  allowances for emissions or similar rights;

  •
  patents and trademarks;

  •
  the right to bring an action or enforce a judgment;

  •
  vehicles, vessels and airplanes;

  •
  office furniture, equipment and supplies and data processing, accounting and other computer equipment, software and supplies;

  •
  leases for a term of less than five years;

  •
  timber, coal, ore, gas, oil and other minerals and all electric energy generated;

  •
  non-assignable permits, licenses, franchises, leases, contracts and contractual and other rights;

  •
  our interest in other property in which a security interest cannot legally be perfected; and

  •
  all nuclear fuel located outside of the State of Georgia.

        The first mortgage indenture also excludes from mortgaged property excludable property, which is property as to which we have delivered to the first mortgage trustee prior to acquiring such property a certificate stating that such property is to be excluded from the lien of the first mortgage indenture and that we would remain capable of meeting the rate covenant described below even if we do not have use of such property.

        Our title to the mortgaged property and the lien of the first mortgage indenture are subject to permitted exceptions and encumbrances, which include, among other things, (i) identified exceptions and encumbrances existing in March 1997, as long as such matters do not materially impair the use of such property; (ii) non-delinquent or contested taxes; (iii) mechanics', materialmen's or contractors' liens; (iv) local improvement district assessments; (v) leases for a term of not more than ten years or, if for a term of more than ten years, leases which would not materially impair our use of the leased property in the conduct of our business; (vi) specified easements; (vii) the undivided interests of other co-owners in our facilities and liens on our undivided interests in co-owned facilities, and rights of such owners in property owned jointly with us; (viii) the pledge of current assets to secure current liabilities; (ix) liens which have been bonded for or for the payment of which a deposit had been made in the full amount of such lien; (x) and other exceptions and encumbrances which we do not believe adversely affect in any material respect our right to use our property to secure the first mortgage bonds. The lien of the first mortgage indenture is also shared with the first mortgage trustee under the first mortgage indenture to secure and allow the first mortgage trustee to recover amounts that may be owed to the first mortgage trustee under the first mortgage indenture.

        All of our property acquired after the date of this prospectus, other than excepted property and excludable property discussed above, will become subject to the lien of the first mortgage indenture, but subject to:

  •
  specified purchase money and pre-existing liens;

  •
  limitations, in the case of any consolidation, merger or sale of substantially all of our assets; and

  •
  recordation of supplements to the first mortgage indenture describing that after-acquired property, in the case of real property.

Release and Substitution of Property

        So long as no event of default exists under the first mortgage indenture, we will be able to sell, exchange or otherwise dispose of any part of the mortgaged property to facilitate our day-to-day operations. We may also release mortgaged property from the lien of the first mortgage indenture other than in connection with a sale, exchange or other disposition. In order to obtain a release of the mortgaged property from the first mortgage trustee, we must find that the release will not impair the security under the first mortgage indenture and that the release is:

  •
  desirable in the conduct of our business and the property to be released is no longer necessary in the conduct of our business; or

  •
  made in lieu and reasonable anticipation of the taking of the property by eminent domain or the exercise by a governmental entity of a right to purchase or order the sale of the property.

        Some of these releases also require the substitution of bondable additions, the deposit of cash with the first mortgage trustee (which would constitute trust moneys as described below), the retirement or defeasance of first mortgage indenture obligations, or the deposit of designated qualifying securities with the first mortgage trustee, in each case of equal value to the fair value of the mortgaged property to be released. Trust moneys can be withdrawn against bondable additions, retired or defeased first mortgage indenture obligations, or deposited designated qualifying securities, in each case of equal value, and can, at our option, be used for the redemption of first mortgage indenture obligations prior to their maturity, for the payment of principal on first mortgage indenture obligations at their maturity or for the purchase of first mortgage indenture obligations. To the extent that any trust moneys consist of the proceeds of insurance upon any part of the mortgaged property, those trust moneys can be withdrawn to reimburse us for costs to repair, rebuild or replace the destroyed or damaged property.

        Trust moneys is all money received by the first mortgage trustee:

  •
  upon the release of property from the lien of the first mortgage indenture, including all moneys received in respect of the principal of all purchase money obligations deposited with the first mortgage trustee in respect of its release of property;

  •
  as compensation for, or proceeds of sale of, any part of the mortgaged property that has been taken by eminent domain or purchased by, or sold pursuant to an order of, a governmental authority;

  •
  as proceeds of insurance upon any part of the mortgaged property;

  •
  as principal paid on designated qualifying securities in excess of the principal then due on the first mortgage indenture obligations issued on the basis of the designated qualifying securities; or

  •
  for application as trust moneys under the first mortgage indenture or whose disposition was not otherwise specifically provided for in the first mortgage indenture.

Additional First Mortgage Indenture Obligations

        The aggregate principal amount of first mortgage indenture obligations that may be issued under the first mortgage indenture is not limited. Additional first mortgage indenture obligations, ranking equally and ratably with the existing first mortgage indenture obligations, may be issued from time to time:

  •
  against:

  (1)
  90.91% of the amount of bondable additions,

  (2)
  the aggregate principal amount of retired or defeased first mortgage indenture obligations,

  (3)
  the aggregate principal amount of designated qualifying securities deposited with the first mortgage trustee,

  (4)
  the amount of cash deposited with the first mortgage trustee, and

  (5)
  80% of the amount of certified progress payments (discussed below); and

  •
  to evidence any reimbursement obligations that we have to credit enhancers or the Rural Utilities Service as a result of credit enhancement that we have obtained in connection with or guarantees of other first mortgage indenture obligations.

        The amount of bondable additions available for the issuance of additional first mortgage indenture obligations is equal to (i) the existing balance of bondable additions, plus (ii) the amount of property additions available to be certified to the first mortgage trustee as bondable additions, less (iii) the amount of retirements not yet counted in the calculation of bondable additions. Property additions are limited under the first mortgage indenture to certain of our property that is (i) chargeable to our fixed plant accounts and for which evidence of our title thereto is provided, (ii) subject to the lien of the first mortgage indenture, (iii) acquired or constructed by us since March 1, 1997, and (iv) not subject to pre-existing liens securing indebtedness prior to or on a parity with the lien of the first mortgage indenture. The amount of property additions available to be certified to the first mortgage trustee is calculated as the lesser of the cost or fair value to us of such property additions (fair value to be determined as of the time of acquisition). Retirements consist of property subject to the lien of the first mortgage indenture that has been retired or otherwise disposed of free from the lien of the first mortgage indenture. The amount of retirements is (i) for retired property acquired by us after March 1, 1997, the lesser of the cost or fair value to us of such property (fair value to be determined as of the time of acquisition), and (ii) for retired property acquired by us on or before March 1, 1997, the net book value of such property as of March 1, 1997.

        Designated qualifying securities are securities, including first mortgage bonds or other debt instruments, held by the first mortgage trustee and issued by one of our subsidiaries under an indenture, mortgage or other security instrument substantially identical in substance to the provisions of our first mortgage indenture (subject to limited exceptions), which securities we have designated as (i) the basis for additional first mortgage indenture obligations, (ii) the withdrawal of trust moneys, deposited cash or other specified assets held by the first mortgage trustee, or (iii) the release of mortgaged property. The aggregate amount of designated qualifying securities that can be deposited with the first mortgage trustee at any one time cannot exceed 20% of the aggregate principal amount of first mortgage indenture obligations then outstanding.

        We may also use certified progress payments (as defined below) as the basis for the issuance of additional first mortgage indenture obligations in order to finance the construction of generation and related facilities. Certified progress payments are payments we make pursuant to a qualified EPC contract (as defined below), which payments we are certifying as the basis for the issuance of additional first mortgage indenture obligations. These are amounts that we would assign to our fixed plant accounts and that will constitute property additions upon the performance of the qualified EPC contract. A qualified EPC contract is defined as any contract providing for the engineering, procurement or construction of generation or related facilities (including electric transmission and fuel supply facilities) that we intend to own upon performance of the qualified EPC contract, and the payments for which are used as the basis for the issuance of additional first mortgage indenture obligations. We can issue additional first mortgage indenture obligations up to 80% of the amount of the certified progress payments. The total amount of first mortgage indenture obligations outstanding at any time on the basis of certified progress payments may not exceed 40% of the total obligations then outstanding under the first mortgage indenture. Upon performance of the qualified EPC contract, we may convert the amounts outstanding under the first mortgage indenture obligations that were issued on the basis of certified progress payments, in an aggregate principal amount up to but not exceeding 90.91% of bondable additions acquired with the proceeds of certified progress payments and made the basis of such conversion, to amounts outstanding under first mortgage indenture obligations issued on the basis of bondable additions.

        Before we may issue additional first mortgage indenture obligations on the basis of bondable additions, retirements or defeasance of first mortgage indenture obligations, the deposit of cash with the first mortgage trustee, the deposit of designated qualifying securities with the first mortgage trustee, or certified progress payments, we must certify that our margins for interest ratio was at least 1.10 during the immediately preceding fiscal year or during any consecutive 12-month period within the 18-month period immediately preceding our request for additional first mortgage indenture obligations.

Covenants

  Rate Covenant

        The first mortgage indenture requires us to establish and collect rates for the use or the sale of the output, capacity or service of our properties that produce money sufficient, together with other money available to us, to enable us to comply with all covenants under the first mortgage indenture. Subject to any necessary approval or determination of any regulatory or judicial authority with jurisdiction over our rates, the first mortgage indenture requires us to establish and collect rates for the use or the sale of the output, capacity or service of our properties which are reasonably expected, together with our other revenue, to yield a margins for interest ratio equal to at least 1.10 for each fiscal year. The margins for interest ratio is the ratio of margins for interest for any period to total interest charges for that period. Margins for interest means, for any period, the sum of each of the following for that period:

  (a)
  our net margins (which includes our revenues subject to refund at a later date but excludes provisions for (i) non-recurring charges to income, including the non-recoverability of assets or expenses, except to the extent we determine to recover such charges in rates and (ii) refunds of revenues collected or accrued in any prior year subject to possible refund); plus

  (b)
  interest charges (discussed below); plus

  (c)
  any amount included in net margins for accruals for federal and state income and other taxes imposed on income after deduction of interest expense; plus

  (d)
  any amount included in net margins for any losses incurred by any subsidiary or affiliate of ours; plus

  (e)
  any amount we actually receive during that period as a dividend or other distribution of earnings of any subsidiary or affiliate of ours; minus

  (f)
  any amount included in net margins for any earnings or profits of any subsidiary or affiliate of ours; minus

  (g)
  any amount we actually contribute to the capital of, or actually pay under a guarantee of an obligation of, any subsidiary or affiliate to the extent of any accumulated losses incurred by the subsidiary or affiliate, but only to the extent (i) the losses have not otherwise caused other contributions or payments to be included in net margins for purposes of computing margins for interest for a prior period and (ii) the amount has not otherwise been included in net margins.

        Interest charges means, for any period, our total interest charges (whether capitalized or expensed) for the period with respect to interest accruing on all outstanding first mortgage indenture obligations and on all debt secured by a lien equal to or prior to the lien of the first mortgage indenture, but excludes interest accruing in respect of some first mortgage indenture obligations that were issued on the basis of designated qualifying securities.

        Promptly upon any material change in the circumstances which were contemplated at the time the rates were most recently reviewed, but at least once every 12 months, we are required to review our rates and, subject to any necessary regulatory approval, promptly establish or revise our rates as necessary to comply with the foregoing requirements. A failure by us to actually achieve a 1.10 margins for interest ratio will not itself constitute an event of default under the first mortgage indenture. However, a failure to establish rates reasonably expected to achieve a 1.10 margins for interest ratio will be an event of default if the failure continues for 45 days after we receive notice thereof from the first mortgage trustee or the holders of at least 10% in principal amount of the first mortgage indenture obligations, unless the failure results from our inability to obtain regulatory approval.

  Limitation on Distributions, Payments or Retirement of Patronage Capital

        The first mortgage indenture prohibits us from making any distribution, payment or retirement of patronage capital to our members if, at the time thereof or after giving effect thereto:

  (a)
  an event of default exists,

  (b)
  our aggregate margins and equities as of the end of the most recent fiscal quarter would be less than 20% of our total long-term debt and equities at such time, or

  (c)
  the aggregate amount expended for the distribution, payment or retirement on or after the date on which our aggregate margins and equities first reach 20% of our total long-term debt and equities would exceed 35% of our aggregate net margins earned after that date. The restrictions set forth in this clause (c) and in clause (b) above, however, would not apply if, after giving effect to the distribution, payment or retirement, our aggregate margins and equities as of the end of the most recent fiscal quarter would not be less than 30% of our total long-term debt and equities.

  Limitation on Liens

        The first mortgage indenture obligates us to keep all of the mortgaged property free and clear of other liens, subject to permitted exceptions and purchase money or pre-existing liens on our after-acquired property not in excess of 80% (or with respect to property that is not necessary to the operations of the remaining portion of our system, 100%) of the lesser of the cost or the fair value of the property and in the aggregate not in excess of 15% of the aggregate principal amount of all first mortgage indenture obligations.

  Required Investment of Trust Moneys and Certain Cash

        The first mortgage indenture requires us to invest or direct the first mortgage trustee to invest at least 75% of each of (i) trust moneys and (ii) cash deposited under the first mortgage indenture, in:

  (a)
  defeasance securities;

  (b)
  securities issued by any agency or instrumentality of the United States of America or any corporation created pursuant to any act of the Congress of the United States;

  (c)
  commercial paper rated in either of the two highest rating categories by a national credit rating agency;

  (d)
  demand or time deposits, certificates of deposit and bankers' acceptances issued or accepted by any bank or trust company having capital surplus and undivided profits aggregating at least $50 million and whose long-term debt is rated in any of the three highest rating categories by a national credit rating agency;

  (e)
  any non-convertible debt securities rated in any of the three highest rating categories by a national credit rating agency;

  (f)
  repurchase agreements that are secured by a perfected security interest in securities listed in clauses (a) or (b) above entered into with a government bond dealer recognized as a primary dealer by the Federal Reserve Bank of New York or any bank described in clause (d) above; or

  (g)
  any short-term institutional investment fund or account which invests solely in any of the foregoing obligations.

  Consolidation, Merger, Conveyance or Transfer

        The first mortgage indenture provides that we will not consolidate with or merge into any other person or convey or transfer the mortgaged property as an entirety to any person, unless:

  •
  the consolidation, merger, conveyance or transfer is on terms that fully preserve the lien and security of the first mortgage indenture as provided for in the first mortgage indenture and the rights and powers of the first mortgage trustee and the holders of first mortgage indenture obligations;

  •
  the successor is a person organized and validly existing under the laws of the United States of America, any State of the United States of America or the District of Columbia;

  •
  the successor executes and delivers to the first mortgage trustee a supplement to the first mortgage indenture in accordance with the requirements of the first mortgage indenture in which (i) the successor assumes the due and punctual payment of the principal of, and premium, if any, and interest on all the outstanding first mortgage indenture obligations and the performance and observance of every covenant and condition of the first mortgage indenture that we would otherwise have to perform or observe and (ii) there is a grant, conveyance, transfer and mortgage complying with the first mortgage indenture;

  •
  immediately after giving effect to the transaction, no event of default under the first mortgage indenture will exist; and

  •
  we deliver to the first mortgage trustee an officers' certificate and an opinion of counsel, each of which state that such consolidation, merger, conveyance or transfer and the related supplement to the first mortgage indenture comply with the requirements of the first mortgage indenture and that all conditions precedent provided for in the first mortgage indenture relating to the transaction have been complied with.

Credit Enhancement

        The first mortgage indenture provides that first mortgage indenture obligations of any series may have the benefit of an insurance policy, letter of credit, financial guaranty insurance policy or other similar obligation to pay when due (to the extent not paid by us) the principal and interest on first mortgage indenture obligations or on another obligation the payment of which is secured by a first mortgage indenture obligation or credited against the principal and interest due on such first mortgage indenture obligation issued by a credit enhancer. See "Action by Credit Enhancer or the Rural Utilities Service."

Events of Default and Remedies

        Events of default under the first mortgage indenture consist of:

  •
  failure to pay principal of or premium, if any, on any first mortgage indenture obligation when due unless otherwise provided with respect to such first mortgage indenture obligation (we have provided for grace periods with respect to the payment of principal with respect to certain first mortgage indenture obligations); provided, however, that no payment by the Rural Utilities Service pursuant to any guarantee by the United States of America, or pursuant to any Rural Utilities Service insuring of, or, unless otherwise provided in the first mortgage obligation, by any other guarantor or insurer of, any first mortgage indenture obligation will be considered a payment under this paragraph for purposes of determining the existence of such a failure to pay;

  •
  failure to pay any interest on any first mortgage indenture obligation when due if the failure to pay is continued for 45 days unless otherwise provided with respect to such first mortgage indenture obligation (with respect to certain first mortgage indenture obligations, we have provided for shorter grace periods with respect to the payment of interest); provided, however, that no payment by the Rural Utilities Service pursuant to any guarantee by the United States of America or pursuant to any Rural Utilities Service insuring of, or, unless otherwise provided in the first mortgage obligation, by any other guarantor or insurer of, any first mortgage indenture obligation will be considered a payment under this paragraph for purposes of determining the existence of such a failure to pay;

  •
  default in the performance, or breach, by us of any of our warranties or covenants contained in the first mortgage indenture if the breach is continued for 45 days after written notice thereof from the first mortgage trustee or the holders of at least 10% in principal amount of the outstanding first mortgage indenture obligations;

  •
  failure to pay when due (including any applicable grace period) any portion of principal (other than amounts due on acceleration) under any bond, debenture, note or other indebtedness for money borrowed (other than indebtedness secured by first mortgage indenture obligations), which failure has resulted in the acceleration of indebtedness in excess of $10 million, if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days after the failure or acceleration;

  •
  a judgment against us in excess of $10 million which remains unsatisfied or unstayed for 45 days after either entry of judgment or termination of stay, and such judgment remains unstayed or unsatisfied for a period of 10 days after notice thereof from the first mortgage trustee or the holders of at least 10% in principal amount of the outstanding first mortgage indenture obligations; or

  •
  other proceedings in bankruptcy, receivership, insolvency, liquidation or reorganization.

        Subject to the provisions of the first mortgage indenture relating to the duties of the first mortgage trustee, if an event of default occurs and is continuing, the first mortgage trustee will be under no obligation to exercise any of its rights or powers under the first mortgage indenture at the request or direction of any of the holders, unless those holders (other than the United States of America or its agencies or instrumentalities) have offered to the first mortgage trustee reasonable indemnity. Subject to provisions for the indemnification of the first mortgage trustee, the holders of a majority in aggregate principal amount of the outstanding first mortgage indenture obligations will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the first mortgage trustee or exercising any trust or power conferred on the first mortgage trustee, except that, so long as it is not in default with respect to its credit enhancement for any first mortgage indenture obligations, a credit enhancer for, and not the actual holders of, those first mortgage indenture obligations would be deemed to be the holder of those first mortgage indenture obligations for purposes of, among other things, taking action in connection with the remedies set forth in the first mortgage indenture.

        If an event of default occurs and is continuing, either the first mortgage trustee or the holders of at least 25% in aggregate principal amount of the outstanding first mortgage indenture obligations may accelerate the maturity of all first mortgage indenture obligations. However, after the acceleration, but before a sale of any of the mortgaged property or a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding first mortgage indenture obligations may, under certain circumstances, rescind the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the first mortgage indenture.

        No holder of any first mortgage indenture obligation has any right to institute any proceeding with respect to the first mortgage indenture or for any remedy thereunder, unless:

  •
  the holder has previously given to the first mortgage trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding first mortgage indenture obligations have made written request to the first mortgage trustee to institute the proceeding as first mortgage trustee;

  •
  the holders (other than the United States of America or its agencies or instrumentalities) have offered reasonable indemnity to the first mortgage trustee against the costs to be incurred in compliance with the request;

  •
  the first mortgage trustee for 60 days after its receipt of such notice, request and indemnity has failed to institute the proceeding; and

  •
  the first mortgage trustee has not received from the holders of a majority in aggregate principal amount of the outstanding first mortgage indenture obligations a direction inconsistent with the request.

        However, the limitations on the holders' rights to institute proceedings do not apply to a suit instituted by a holder of a first mortgage indenture obligation for the enforcement of payment of the principal of and premium, if any, or interest on the first mortgage indenture obligation on or after the respective due dates stated therein.

        The first mortgage indenture provides that the first mortgage trustee, within 90 days after the occurrence of the event of default (but at least 60 days after the occurrence of some specified events of default), will give to the holders of first mortgage indenture obligations notice of all uncured defaults known to it, provided that, except that in the case of a default in the payment of principal of, and premium, if any, or interest on any first mortgage indenture obligations, the first mortgage trustee will be protected in withholding that notice if it in good faith determines that the withholding of that notice is in the interest of the holders of the first mortgage indenture obligations.

        If an event of default occurs and is continuing, the first mortgage trustee may sell the mortgaged property, in either judicial or nonjudicial proceedings. The proceeds from the disposition of the mortgaged property will be applied as follows:

  (a)
  first, to the payment of all amounts due to the first mortgage trustee;

  (b)
  second,

  (1)
  if all first mortgage indenture obligations have become due and payable, to the payment of outstanding first mortgage indenture obligations without preference or priority between interest, principal and redemption price, including premium, if any, among first mortgage indenture obligations, or

  (2)
  if the principal of all first mortgage indenture obligations have not become due and payable, then (A) first to interest installments in the order of their maturity and (B) second to principal or redemption price;

  (c)
  third, to the payment of penalties, costs and expenses associated with first mortgage indenture obligations;

  (d)
  fourth, to payment of amounts to maintain the value of any reserve funds relating to tax exempt first mortgage bonds; and

  (e)
  fifth, to us or whoever may be lawfully entitled to receive any remaining amount.

        The first mortgage indenture requires us to deliver to the first mortgage trustee, within 120 days after the end of each calendar year, a written statement as to our compliance (determined without regard to any grace period or notice requirement) with all of our obligations under the first mortgage indenture. In addition, we are required to deliver to the first mortgage trustee, promptly after any of our officers may be reasonably deemed to have knowledge of a default under the first mortgage indenture, a written notice specifying the nature and duration of the default and the action we are taking and propose to take with respect to the default.

Amendments and Supplements to the First Mortgage Indenture

  Waiver of Covenants

        Our compliance with the covenants contained in the first mortgage indenture relating to (i) limitation on liens, (ii) payment of taxes, (iii) maintenance of properties, (iv) insurance, (v) delivery of annual compliance certificates and notices of default under the first mortgage indenture, (vi) establishing and reviewing certain rates, (vii) distributions to our members and (viii) investment of certain moneys, may be waived by a vote of the holders of a majority of the aggregate principal amount of the outstanding first mortgage indenture obligations.

  Supplements to the First Mortgage Indenture Without Consent of Holders

        Without the consent of the holders of any first mortgage indenture obligations, we and the first mortgage trustee may, from time to time, enter into one or more supplements to the first mortgage indenture:

  (a)
  to correct or amplify the description of any property at any time subject to the lien of the first mortgage indenture;

  (b)
  to confirm property subject or required to be subjected to the lien of the first mortgage indenture or to subject additional property to the lien of the first mortgage indenture;

  (c)
  to add to the conditions, limitations and restrictions on the authorized amount, terms or purposes of the issue, authentication and delivery of first mortgage indenture obligations or of any series of first mortgage indenture obligations;

  (d)
  to create any new series of first mortgage indenture obligations;

  (e)
  to modify or eliminate any of the terms of the first mortgage indenture, provided in the event the modification or elimination would adversely affect or diminish the rights of any holder, the supplement to the first mortgage indenture must state that any such modification or elimination will become effective only when there are no first mortgage indenture obligations outstanding under any series created prior to the supplement to the first mortgage indenture and provided the first mortgage trustee may decline to execute the supplement to the first mortgage indenture if, in the first mortgage trustee's opinion, it does not afford adequate protection to the first mortgage trustee;

  (f)
  to evidence the succession of another corporation to us and the assumption by any such successor of our covenants;

  (g)
  to add to our covenants or events of default for the benefit of the holders of all or any series of first mortgage indenture obligations, or to surrender any of our rights or powers;

  (h)
  to evidence the succession of another trustee or the appointment of a co-trustee or separate trustee;

  (i)
  to cure any ambiguity, to correct or supplement any provision in the first mortgage indenture which may be inconsistent with any other provision or to make any other provision, with respect to matters or questions arising under the first mortgage indenture, which is not inconsistent with the provisions of the first mortgage indenture, provided such action shall not, in our opinion, adversely affect the interests of the holders of the first mortgage indenture obligations in any material respect;

  (j)
  to modify, eliminate or add to the provisions of the first mortgage indenture to the extent necessary to effect the qualification of the first mortgage indenture under the Trust Indenture Act of 1939 or under any similar federal statute hereafter enacted;

  (k)
  to add or change any provision of the first mortgage indenture to the extent necessary to permit or facilitate the issuance of first mortgage indenture obligations in bearer or book-entry form; or

  (l)
  to make any change in the first mortgage indenture that, in the reasonable judgment of the first mortgage trustee, would not materially and adversely affect the rights of holders of first mortgage indenture obligations.

        A supplement to the first mortgage indenture will be presumed not to materially and adversely affect the rights of holders for purposes of paragraph (l) above if (i) the first mortgage indenture, as supplemented and amended, secures equally and ratably the payment of principal of (and premium, if any) and interest on the first mortgage indenture obligations which are to remain outstanding and (ii) we furnish to the first mortgage trustee written evidence from at least two nationally recognized statistical rating organizations then rating the first mortgage indenture obligations (or other obligations primarily secured by first mortgage indenture obligations) that their respective underlying ratings of the first mortgage indenture obligations (or other obligations primarily secured by first mortgage indenture obligations) will not be withdrawn or reduced as a result of the changes in the first mortgage indenture effected by the supplement to the first mortgage indenture, provided that any changes in the first mortgage indenture that require the consent of all of the holders of first mortgage indenture obligations affected thereby may not be made on the basis that they do not materially and adversely affect the rights of holders.

  Supplements to the First Mortgage Indenture With Consent of Holders

        With the consent of the holders of not less than a majority in principal amount of the first mortgage indenture obligations of all series then outstanding affected by the supplement to the first mortgage indenture, we and the first mortgage trustee may, from time to time, enter into one or more supplements to the first mortgage indenture to add, change or eliminate any of the provisions of the first mortgage indenture or modify the rights of the holders of the first mortgage indenture obligations. However, no supplement to the first mortgage indenture will, without the consent of the holder of each outstanding first mortgage indenture obligation affected thereby:

  •
  change the stated maturity (the date specified in each first mortgage indenture obligation as the date on which the principal of the first mortgage indenture obligation or an installment of interest on any first mortgage indenture obligation is due and payable) of any first mortgage indenture obligation;

  •
  reduce the principal of, or any installment of interest on, any first mortgage indenture obligation, or any premium payable upon the redemption of the first mortgage indenture obligation;

  •
  change any place of payment (the city or political subdivision thereof in which we are required by the first mortgage indenture to maintain an office or agency for payment of the principal of or interest on the first mortgage indenture obligations) where, or the currency in which, any first mortgage indenture obligation, or the interest thereon, is payable;

  •
  impair the right to institute suits for the enforcement of any payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

  •
  reduce the percentage in principal amount of the outstanding first mortgage indenture obligations, the consent of the holders of which is required for various purposes;

  •
  permit the creation of any lien ranking prior to or on a parity with the lien of the first mortgage indenture with respect to any of the mortgaged property;

  •
  modify the provisions of any mandatory sinking fund so as to affect the rights of a holder to the benefits of the mandatory sinking fund; or

  •
  modify certain other provisions of the first mortgage indenture.

Action by Credit Enhancer or the Rural Utilities Service

        Under the first mortgage indenture, any credit enhancer that agrees to provide any undertaking to pay amounts due with respect to any first mortgage indenture obligations to the extent those amounts are not paid by us will be considered a holder of those first mortgage indenture obligations for the purpose of (i) giving any requisite approval or consent to supplements or amendments to the first mortgage indenture (other than those amendments which require the consent of the holders of each first mortgage indenture obligation affected thereby) and (ii) giving any other approval or consent, giving any notice, effecting any waiver or authorization, exercising any remedies or taking any other action that can be taken by the holder of those first mortgage indenture obligations. However, if the credit enhancer is in default with respect to the performance of its undertaking, it will not be considered a holder in place of the holders of those first mortgage indenture obligations.

        With respect to first mortgage indenture obligations guaranteed or insured by the United States of America, acting by and through the Administrator of the Rural Utilities Service, the Rural Utilities Service, rather than the actual payee of the first mortgage indenture obligations, will have all of the rights of a holder of the first mortgage indenture obligations for the period in which those first mortgage indenture obligations are guaranteed or insured by the United States of America, acting by and through the Administrator of the Rural Utilities Service, regardless of whether the Rural Utilities Service actually possesses those first mortgage indenture obligations. All the applicable first mortgage indenture obligations must be registered to show the United States of America, acting by and through the Administrator of the Rural Utilities Service, as the registered holder of the first mortgage indenture obligations, unless the Rural Utilities Service otherwise requests.

Defeasance

        Subject to some conditions, the first mortgage indenture provides that first mortgage indenture obligations of any series, or any maturity within a series, will be deemed to have been paid and our obligations to the holders of those first mortgage indenture obligations will be discharged, if we deposit with the first mortgage trustee or paying agent cash or defeasance securities maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of reinvestment of such interest, to pay when due the principal or (if applicable) redemption price and interest due and to become due on those first mortgage indenture obligations. Defeasance securities include non-callable bonds or other obligations, the principal and interest on which constitute direct obligations of, or are unconditionally guaranteed by, the United States of America, or certificates of interest or participation in any of these obligations, or in specified portions of these obligations (which may consist of specified portions of the interest on the certificates).

Concerning the First Mortgage Trustee

        U.S. Bank National Association is the trustee under the first mortgage indenture and under the unsecured indenture. We may maintain other banking relationships in the ordinary course of business with U.S. Bank National Association for which it may receive customary fees.

Governing Law

        The first mortgage indenture and the first mortgage bonds are governed by and construed in accordance with the laws of the State of Georgia.

 DESCRIPTION OF THE UNSECURED DEBT SECURITIES

        This section includes a summary of selected provisions of the unsecured indenture and is qualified in its entirety by reference to all of the provisions of the unsecured indenture, including definitions of terms used in the unsecured indenture. The unsecured indenture contains the full text of the provisions summarized in this section. You should read the unsecured indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. This summary is further qualified in its entirety by reference to the particular terms of the unsecured debt securities described in the applicable prospectus supplement or supplements.

General

        The unsecured debt securities that we may offer from time to time by this prospectus and supplements hereto will be issued under an Indenture, dated as of December 22, 2010, between us and U.S. Bank National Association, as trustee. We refer to this Indenture in this prospectus as the "unsecured indenture" and to U.S. Bank National Association in its capacity as trustee under the unsecured indenture, as the "unsecured trustee." The unsecured debt securities that we may issue under the unsecured indenture will be unsecured and junior to all of our secured debt. Unless we indicate otherwise in an applicable prospectus supplement, the unsecured debt securities will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof.

        Unless we indicate otherwise in the applicable prospectus supplement, the unsecured debt securities will be registered in the name of a nominee for DTC, pursuant to DTC's Book-Entry-Only System. Purchases of beneficial interests in the unsecured debt securities will be made in book-entry form, without certificates. If at any time the Book-Entry-Only System is discontinued for the unsecured debt securities, the unsecured debt securities will be exchangeable for other fully registered certificated unsecured debt securities of like tenor and of an equal aggregate principal amount, in authorized denominations. See "BOOK-ENTRY SYSTEM." We may impose a charge sufficient to reimburse us for any tax or other governmental charge required to be paid with respect to any exchange or transfer of a unsecured debt security.

Specific Terms of Each Series of Unsecured Debt Securities

        Each time that we offer a series of unsecured debt securities pursuant to this prospectus, we will specify the particular amount, price and other terms of those unsecured debt securities in a prospectus supplement. These terms may include:

  •
  the title of the series the unsecured debt securities;

  •
  any limit on the aggregate principal amount of the unsecured debt securities;

  •
  the date or dates on which the principal of the unsecured debt securities will be payable or how the date or dates will be determined;

  •
  the rate or rates at which the unsecured debt securities will bear interest, if any, or how the rate or rates will be determined, and the date or dates from which interest will accrue;

  •
  the terms and conditions of any deferral of interest and the additional interest, if any, thereon;

  •
  our right, if any, to extend the interest payment periods and the duration of the extensions;

  •
  the date or dates on which interest will be payable or how the date or dates will be determined;

  •
  the record date or dates for payments of interest or how the date or dates will be determined;

  •
  the place or places where, and the manner in which, the principal of, and premium, if any, and interest, if any, on the unsecured debt securities will be payable;

  •
  the period or periods within which, or the date or dates on which, the price or prices at which and any terms and conditions upon which the unsecured debt securities may be redeemed in whole or in part at our option, pursuant to any sinking fund or otherwise;

  •
  our obligation, if any, to purchase or redeem the unsecured debt securities pursuant to any mandatory redemption, sinking fund or other provisions, or option of the holders of the unsecured debt securities, and the period or periods within which, or the date or dates on which, the price or prices at which and any terms and conditions upon which the unsecured debt securities may or will be purchased or redeemed in whole or in part pursuant to such obligation;

  •
  the percentage of the principal amount at which the unsecured debt securities will be issued, and, if other than the principal amount thereof, the portion of the principal amount of unsecured debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof;

  •
  whether the unsecured debt securities will be deemed to be offered at an original issue discount for federal tax purposes and the federal tax effects thereof;

  •
  whether the unsecured debt securities will be issuable as unregistered securities (with or without coupons), any restrictions applicable to the offer, sale or delivery of unregistered securities or the payment of interest thereon, and the terms upon which unregistered securities may be exchanged for registered securities and vice versa;

  •
  whether and under what circumstances we will pay additional amounts on the unsecured debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem the unsecured debt securities rather than pay such additional amounts;

  •
  if the unsecured debt securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

  •
  any trustees, depositories, authenticating or paying agents, transfer agents or registrars of any other agents with respect to the unsecured debt securities;

  •
  any deletions from or changes or additions to the events of default under the unsecured indenture or our covenants under the unsecured indenture; and

  •
  any other specific terms applicable to the unsecured debt securities.

Security and Ranking

        The unsecured debt securities will be our direct unsecured obligations exclusively, and not the obligations of any of our subsidiaries or affiliates. Unless otherwise stated in the applicable prospectus supplement, any unsecured debt securities we issue pursuant to the unsecured indenture will rank equally with all of our unsecured debt obligations and will be junior to all of our secured debt. Obligations secured under the first mortgage indenture are secured equally and ratably under the first mortgage indenture by a lien on substantially all our owned tangible and certain of our intangible assets. As of September 30, 2013, we had approximately $6.4 billion of secured indebtedness and $972 million of unsecured indebtedness outstanding. Neither the first mortgage indenture nor the unsecured indenture limit the aggregate principal amount of indebtedness that may be issued thereunder; however, as of the date of this prospectus, the most restrictive covenant in our credit facilities limits our secured indebtedness to $9.5 billion and our unsecured indebtedness to $4.0 billion. We are not required to issue future unsecured indebtedness under the unsecured indenture. We are free to use other indentures or documentation, such as loan agreements or commercial paper programs, that contain provisions different from those included in the unsecured indenture.

Additional Unsecured Indenture Obligations

        The unsecured indenture does not limit the aggregate principal amount of unsecured debt securities that we may issue under the unsecured indenture. The unsecured indenture provides that the unsecured debt securities may be issued in one or more series. The unsecured debt securities may be issued at various times, may have differing maturity dates and may bear interest at differing rates. All unsecured debt securities of like maturity of the same series will be substantially identical unless we indicate otherwise in an applicable prospectus supplement. We need not issue all unsecured debt securities of a series at the same time and may issue such unsecured debt securities from time to time.

Covenants

  Limitation on Liens

        The unsecured indenture provides that, so long as any unsecured debt securities are outstanding, we may not issue, assume, guarantee or permit to exist any debt (as described below) that is secured by a lien (as described below) of or upon any of our operating property (as described below), whether owned at the date of the unsecured indenture or subsequently acquired, without effectively securing the unsecured debt securities (together with, if we so determine, any of our other indebtedness ranking equally with the unsecured debt securities) equally and ratably with that debt (but only so long as that debt is so secured), except that the foregoing restriction will not apply to permitted liens (as described below). Despite such restriction, we may create, incur or suffer to exist purchase money liens upon any operating property purchased by us, or acquire operating property subject to liens existing thereon at the date of acquisition, if the aggregate principal amount of all our debt at the time outstanding secured by such liens (including extensions, renewals and replacements thereof and also the indebtedness then being incurred) will not exceed 15% of our total capitalization determined in accordance with accounting requirements.

        The following terms have the following meaning under the unsecured indenture.

        "Debt" means any outstanding:

  •
  indebtedness for borrowed money or deferred purchase price of property;

  •
  indebtedness evidenced by notes, debentures, bonds or other securities or instruments;

  •
  obligations under conditional sale or other title retention agreements relating to the purchase of property to the extent of the value of such property;

  •
  principal portion of all of our outstanding obligations under capital lease obligations; and

  •
  guaranty obligations of outstanding indebtedness or obligations of another person of the types described above.

        "Lien" means any mortgage, security interest, pledge, collateral assignment, deposit arrangement or lien, including any chattel mortgages, conditional sales agreements or other title retention agreements.

        "Operating property" means (i) any interest in real property owned by us and (ii) any asset owned by us that is depreciable, whether or not fully depreciated, in accordance with accounting requirements.

        "Permitted liens" are:

  •
  liens created under the first mortgage indenture, whether existing on the date of the unsecured indenture or in the future;

  •
  liens on the operating property of a person, which liens are existing at the time such person is merged into or consolidated with, or at the time such person sells, leases or otherwise disposes of all of its properties (or any division thereof) as or substantially as an entirety to, us;

  •
  liens securing or arising in connection with certain defeased sale and leaseback transactions;

  •
  liens securing or arising in connection with other sale and leaseback transactions;

  •
  liens for taxes, assessments and other governmental charges not delinquent, and ordinances establishing assessments for sewer, lighting or other local improvement districts;

  •
  liens for taxes, assessments and other governmental charges already delinquent which are currently being contested in good faith by appropriate proceedings and with respect to which we have set aside on our books adequate reserves, if required by accounting requirements;

  •
  mechanics', workmen's, repairmen's, materialmen's, warehousemen's, contractors', subcontractors' and carriers' liens and other similar liens arising in the ordinary course of business or incident to current construction for charges which (i) have been in existence less than 90 days or (ii) are being contested in good faith and have not proceeded to judgment and with respect to which we have set aside on our books adequate reserves, if required by accounting requirements;

  •
  liens in respect of judgments or awards with respect to which there exists a stay of execution pending such appeal or proceedings for review and with respect to which we are in good faith prosecuting an appeal or proceedings for review and have set aside on our books adequate reserves, if required by accounting requirements;

  •
  liens upon lands over which easements, licenses or rights-of-way are acquired by us securing indebtedness neither created, assumed nor guaranteed by us nor on account of which we customarily pay interest;

  •
  liens or privileges vested in any lessor, landlord, licensor, permittor or other person for rent to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, usufructs, subleases, licenses or permits, so long as the payment of such rent or the performance of such other obligations or acts is (i) not delinquent or (ii) being contested in good faith and has not proceeded to judgment and with respect to which we have set aside on our books adequate reserves, if required by accounting requirements;

  •
  liens or privileges of any of our employees for salary or wages earned but not yet payable;

  •
  liens which any municipal or governmental authority may have by virtue of any franchise, license, contract or statute;

  •
  liens arising from, permitted by, or required by, any law or governmental regulation relating to environmental matters, so long as such liens do not materially impair the use of operating property subject thereto for the purposes for which it is held and as to any liquidated liens, we have set aside on our books adequate reserves with respect thereto, if required by accounting requirements;

  •
  liens required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable us to maintain self-insurance or to participate in any funds established to cover any insurance risks or in connection with worker's compensation, unemployment insurance, retirement pensions or other social security, or to share in the privileges or benefits required for companies participating in such arrangements;

  •
  liens created or assumed by us in connection with the issuance of debt securities the interest on which is excludable from gross income of the holder of such debt security pursuant to the Internal Revenue Code, as amended, for the purposes of financing or refinancing, in whole or in part, the acquisition or construction of operating property used or to be used by us, including liens in connection with (i) any bond or similar fund established by us with respect to any such debt securities to the extent of amounts deposited in such funds in the ordinary course to make regularly scheduled payments on such debt securities, or (ii) in connection with any debt service or similar fund established by us for the payment of principal or interest on any such debt securities if such fund is funded solely from the proceeds of the issuance of such debt securities (or funded in connection with the refinancing of other debt by such debt securities);

  •
  liens in connection with the pledge of current assets, in the ordinary course of business, to secure current liabilities;

  •
  liens securing debt if such debt has been legally or economically defeased;

  •
  the undivided or other interest of other owners, and liens on such interest, in operating property owned in common or jointly with us or in which we have an executory or future interest, and all rights of such co-owners or joint owners in such operating property, including the rights of such owners to such operating property pursuant to ownership contracts;

  •
  liens of any person arising on account of the ownership in common or jointly with us of an undivided or other interest in operating property which relate to amounts which are not due and payable, or which are being contested by us in good faith, and with respect to which we have set aside on our books adequate reserves, if required by accounting requirements; and

  •
  liens which have been bonded for the full amount of the obligations secured by such lien or for the payment of which we have deposited with a trustee or with an escrow agent cash or other property with a value equal to the full amount of the obligations secured by such lien.

  Consolidation, Merger, Conveyance, Sale or Transfer

        The unsecured indenture provides that we will not consolidate with or merge into any other person or convey or transfer our properties and assets substantially as an entirety to any person unless:

  •
  the successor is a person organized and existing under the laws of the United States of America, any State of the United States of America or the District of Columbia;

  •
  the successor expressly assumes by a supplemental indenture the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the outstanding unsecured debt securities under the unsecured indenture and the performance of every covenant and condition of the unsecured indenture that we would otherwise have to perform or observe;

  •
  immediately after giving effect to the transaction, no event of default under the unsecured indenture will exist; and

  •
  we deliver to the unsecured trustee an officer's certificate and an opinion of counsel, each of which state that such consolidation, merger, conveyance or transfer and the related supplemental indenture comply with the requirements of the unsecured indenture and that all conditions precedent provided for in the unsecured indenture relating to the transaction have been complied with.

Events of Default and Remedies

        The unsecured indenture provides that an "event of default" with respect to any series of unsecured debt securities is the occurrence and continuance of any one of the following events:

  •
  failure to pay interest on any unsecured debt security of that series for 45 days after such payment is due, except that a valid extension of the interest payment period by us in accordance with the terms of such unsecured debt securities will not constitute a failure to pay interest;

  •
  failure to pay principal of or premium, if any, on the unsecured debt securities of that series when due;

  •
  failure to perform other covenants in the unsecured debt securities of such series or other covenants in the unsecured indenture applicable to the unsecured debt securities of such series for 45 days after the date (i) we are given written notice thereof from the unsecured trustee or (ii) written notice thereof from the registered owners of at least 25% in aggregate principal amount of the outstanding unsecured debt securities of that series is received by us and the unsecured trustee, except that the unsecured trustee or the unsecured trustee and the holders of an aggregate principal amount of outstanding unsecured debt securities of such series equal to the aggregate principal amount of outstanding unsecured debt securities of such series the holders of which gave such notice, as the case may be, can agree to an extension of the 45-day period prior to its expiration and such an agreement will be automatically deemed to occur if we initiate corrective action within such period and are diligently pursuing such action;

  •
  certain events of bankruptcy, insolvency, reorganization, receivership or liquidation relating to us;

  •
  an "event of default" under our first mortgage indenture resulting in the declaration of all obligations outstanding under the first mortgage indenture to be immediately due and payable; and

  •
  any other event of default included in the supplemental indenture, board resolution or officer's certificate, as the case may be, establishing such series of unsecured debt securities or in the form of unsecured debt security for such series.

        An event of default regarding a particular series of unsecured debt securities will not necessarily constitute an event of default for any other series of unsecured debt securities. We will be required to file with the unsecured trustee annually an officer's certificate as to the absence of default in performance of any of the terms and provisions of the unsecured indenture.

        The unsecured indenture provides that within 90 days after the occurrence of defaults with respect to the unsecured debt securities of any series the unsecured trustee shall give notice of all uncured defaults with respect to that series known to the unsecured trustee to all holders of unsecured debt securities of such series. The unsecured trustee may however withhold notice to the holders of the unsecured debt securities of any series of any default with respect thereto if the unsecured trustee in good faith determines that it is in the interests of the holders of the unsecured debt securities of such series to do so, except in the case of default in the payment of principal of, or premium, if any, or interest, if any, on the unsecured debt securities of such series or in the payment of any sinking fund installment with respect to the unsecured debt securities of such series. The unsecured trustee is deemed to not have notice of certain defaults, unless the unsecured trustee is notified thereof pursuant to the unsecured indenture.

        The unsecured indenture provides that, if an event of default with respect to the unsecured debt securities of any series occurs and continues, either the unsecured trustee or the holders of 25% or more in aggregate principal amount of the unsecured debt securities of such series may declare the principal of, and premium, if any, and interest, if any, on all the unsecured debt securities of such series to be due and payable immediately. Upon the occurrence and continuance of one or more of certain events of default with respect to all series of the unsecured debt securities outstanding under the unsecured indenture, the unsecured trustee or holders of at least 25% in aggregate principal amount of all outstanding unsecured debt securities of all series (voting as one class) may make such a declaration with respect to all unsecured debt securities then outstanding. Moreover, if the event of default that occurs and continues is related to certain events of bankruptcy, insolvency or other similar events, then the principal of, and premium, if any, and interest, if any, on all the unsecured debt securities then outstanding will become immediately due and payable without any declaration or other action on the part of the unsecured trustee or any holder of unsecured debt securities.

        Subject to the following paragraph, at any time after such a declaration with respect to the unsecured debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority, or any applicable supermajority, in aggregate principal amount of all the unsecured debt securities of such series voting as a separate class (or all the unsecured debt securities, as the case may be, voting as a single class), then outstanding, by written notice to us and to the unsecured trustee, may waive all defaults with respect to such series of unsecured debt securities (or with respect to all the unsecured debt securities, as the case may be) and rescind and annul such declaration and its consequences, if:

  •
  we have paid or deposited with the unsecured trustee a sum sufficient to pay:

  (a)
  all overdue interest, if any, on all unsecured debt securities of that series (or all the unsecured debt securities, as the case may be),

  (b)
  the principal of and premium, if any, on any unsecured debt securities of that series (or all the unsecured debt securities, as the case may be) which have become due otherwise than by acceleration,

  (c)
  interest, if any, that is currently due, including interest on overdue interest, if any, and

  (d)
  all amounts due to the unsecured trustee under the unsecured indenture; and

  •
  all events of default, other than the nonpayment of principal of the unsecured debt securities which have become due by such declaration, have been cured, waived or otherwise remedied as provided in the unsecured indenture.

        If, at any time after such a declaration with respect to the unsecured debt securities of any series due to an "event of default" under our first mortgage indenture that has resulted in the declaration of all obligations outstanding thereunder to be immediately due and payable, there has been a rescission and annulment of a declaration of acceleration under our first mortgage indenture and its consequences, then that rescission and annulment will immediately constitute, without any further action by the holders of any unsecured debt securities, a waiver of the corresponding event of default under the unsecured indenture and a rescission and annulment of the declaration of acceleration under the unsecured indenture and its consequences.

        Subject to the provisions of the unsecured indenture relating to the duties of the unsecured trustee, the unsecured trustee is under no obligation to exercise any of its rights or powers under the unsecured indenture at the request or direction of any of the holders of the unsecured debt securities, unless the holders have offered to the unsecured trustee reasonable indemnity against costs, expenses and liabilities which might be incurred by it in compliance with the request or direction.

        Subject to the provision for indemnification, the holders of a majority in principal amount of the unsecured debt securities of each series affected at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the unsecured trustee, or exercising any trust or power conferred on the unsecured trustee with respect to the unsecured debt securities of that series. The unsecured trustee will however have the right to decline to follow any such direction if the unsecured trustee will determine that the action so directed (i) conflicts with any law or the provisions of the unsecured indenture, (ii) would involve the unsecured trustee in personal liability or (iii) would be unduly prejudicial to the interests of holders of affected unsecured debt securities not taking part in such direction.

Amendments and Supplements to the Unsecured Indenture

  Supplements to the Unsecured Indenture Without Consent of Holders

        Without the consent of the holders of any unsecured debt securities, we and the unsecured trustee may, from time to time, enter into one or more supplements to the unsecured indenture:

  •
  to evidence the succession of another corporation to us, or successive successions, and the assumption by the successor corporation of our covenants, agreements and obligations;

  •
  to add to our covenants such additional provisions as we and the unsecured trustee may consider to be for the protection of the holders of unsecured debt securities and to make the occurrence, or the occurrence and continuance, of a default in any such additional provisions an event of default permitting the enforcement of all or any of the several remedies provided in the unsecured indenture; provided, that in respect of any such additional provision such supplemental indenture may provide for (i) a particular period of grace after default, (ii) an immediate enforcement upon such an event of default, (iii) a limitation on the remedies available to the unsecured trustee upon such an event of default or (iv) a limitation on the right of the holders of a majority in aggregate principal amount of the unsecured debt securities of such series to waive such an event of default;

  •
  to create any series of unsecured debt securities and make such other provisions for such unsecured debt securities as provided in the unsecured indenture;

  •
  to cure any ambiguity or to correct or supplement any provision contained in the unsecured indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the unsecured indenture or in any supplemental indenture, or to make any other provisions as we may deem necessary or desirable; provided, that such action must not adversely affect the interests of the holders of the unsecured debt securities in any material respect as determined by the unsecured trustee (which determination may be based on an officer's certificate delivered to the unsecured trustee);

  •
  to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the unsecured debt securities of one or more series and to add to or change any of the provisions of the unsecured indenture that are necessary to provide for or facilitate the administration of the trusts under the unsecured indenture by more than one trustee, pursuant to the requirements of the unsecured indenture;

  •
  to modify or eliminate any of the terms of the unsecured indenture; provided, however, that if any such modification or elimination made in such supplemental indenture would materially and adversely affect or diminish the rights of the holders of any unsecured debt securities then outstanding against us or our property, such supplemental indenture will expressly state that any such modifications or eliminations will become effective only when such unsecured debt securities are no longer outstanding;

  •
  to modify, eliminate or add to the provisions of the unsecured indenture to such extent as is necessary or desirable to effect the qualification of the unsecured indenture under the Trust Indenture Act or under any similar federal statute enacted after the date of the unsecured indenture;

  •
  to make any change that would provide any additional rights or benefits to the holders of unsecured debt securities;

  •
  to add or change any of the provisions of the unsecured indenture to such extent as is necessary to permit or facilitate the issuance of unsecured debt securities (i) in bearer form, registrable or not registrable as to principal and with or without interest coupons, (ii) in book-entry form, or (iii) in uncertificated form; and

  •
  to make any change in the unsecured indenture (i) that, in the reasonable judgment of the unsecured trustee, will not materially and adversely affect the rights of holders of unsecured debt securities, or (ii) for which we have furnished to the unsecured trustee written evidence from at least two nationally recognized statistical rating organizations then rating the unsecured debt securities (or other obligations primarily secured by outstanding unsecured debt securities) that their respective ratings of the outstanding unsecured debt securities (or other obligations primarily secured by outstanding unsecured debt securities) that are not subject to credit enhancement will not be withdrawn or reduced as a result of the changes in the unsecured indenture effected by such supplemental indenture, except that this provision may not be used to make any changes in the unsecured indenture that require the consent of all of the holders of unsecured debt securities affected thereby (as described below).

  Supplements to the Unsecured Indenture With Consent of Holders

        Except as set forth below, with the consent of the holders of not less than a majority in aggregate principal amount of the unsecured debt securities at the time outstanding of all series of unsecured debt securities affected by such supplemental indenture (voting as one class), we and the unsecured trustee may, from time to time, enter into supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the unsecured indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the unsecured debt securities of each such series.

        Such supplemental indenture will not, without the consent of the holders of each unsecured debt security affected by such supplemental indenture:

  •
  extend the final maturity or reduce the principal amount of any unsecured debt security;

  •
  reduce the rate or extend the time of payment of interest on any unsecured debt security;

  •
  reduce any amount payable on redemption of any unsecured debt security;

  •
  make the principal (including any amount in respect of original issue discount) of or interest on any unsecured debt security payable in any coin or currency other than that provided in the unsecured debt securities or in accordance with the terms thereof;

  •
  reduce the amount of the principal of an original issue discount unsecured debt security that would be due and payable upon an acceleration of the maturity thereof pursuant to the unsecured indenture or the amount thereof provable in bankruptcy pursuant to the unsecured indenture;

  •
  impair or affect the right of any holder of unsecured debt securities to institute suit for the payment thereof when due or, if the unsecured debt securities provide therefor, any right of repayment at the option of the holder; or

  •
  reduce the aforesaid percentage of aggregate principal amount of the unsecured debt securities at the time outstanding of all series of unsecured debt securities affected by such supplemental indenture, the consent of the holders of which is required for any such supplemental indenture.

        A supplemental indenture which changes or eliminates any covenant or other provision of the unsecured indenture which has expressly been included solely for the benefit of one or more particular series of unsecured debt securities, or which modifies the rights of holders of unsecured debt securities of such series, with respect to such covenant or provision, will be deemed not to affect the rights under the unsecured indenture of the holders of unsecured debt securities of any other series.

Defeasance

        Subject to certain other conditions, we may terminate our obligations under any unsecured debt securities and all of our obligations under the unsecured indenture to or for the benefit of the holders of such unsecured debt securities if we irrevocably deposit with the unsecured trustee or any paying agent cash or defeasance securities maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of reinvestment of such interest, to pay when due the principal, and premium, if any, or redemption price (if applicable) and interest due and to become due on such unsecured debt securities.

        "Defeasance securities" is defined in the unsecured indenture to include non-callable bonds or other obligations which as to principal and interest constitute direct obligations of, or are unconditionally guaranteed by, the United States of America and any certificates or any other evidences of an ownership interest in such obligations, or in specified portions thereof (which may consist of specified portions of the interest thereon).

Concerning the Unsecured Trustee

        U.S. Bank National Association is the trustee under the unsecured indenture and under the first mortgage indenture. We may maintain other banking relationships in the ordinary course of business with U.S. Bank National Association for which it may receive customary fees.

Governing Law

        The unsecured indenture and the unsecured debt securities are governed by and construed in accordance with the laws of the State of Georgia.

 BOOK-ENTRY SYSTEM

        Unless otherwise indicated in the applicable prospectus supplement, the certificates representing the securities will be issued in fully-registered form without interest coupons. The securities will be deposited with, or on behalf of DTC, and registered in the name of a nominee for DTC or DTC in the form of one or more global certificates. Upon the issuance of the global certificates, DTC or its nominee will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by such global certificates to the accounts of persons who have accounts with such depositary. Ownership of beneficial interests in a global certificate will be limited to persons who have accounts with DTC (participants) or persons who hold interests through participants. Ownership of beneficial interests in a global certificate will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

        Investors may also hold their interests directly through Clearstream Banking or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Investors may also hold such interests through organizations other than Clearstream Banking or Euroclear that are participants in the DTC system. Clearstream Banking and Euroclear will hold interests in the global certificate representing securities on behalf of their participants through DTC.

        So long as DTC, or its nominee, is the registered owner or holder of a global certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global certificate for all purposes under the first mortgage indenture, the unsecured indenture and applicable law. No beneficial owner of an interest in a global certificate will be able to transfer such interest except in accordance with DTC's applicable procedures, in addition to those provided for under the first mortgage indenture and the unsecured indenture, as appropriate, and, if applicable, those of Euroclear and Clearstream Banking.

        Payments of the principal of and interest on a global certificate will be made to DTC or its nominee, as the case may be, as the registered owner of the global certificate. Neither us nor any paying agent nor the first mortgage trustee or unsecured trustee, as applicable, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We expect DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global certificate, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global certificate as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules. If a holder requires physical delivery of a certificated security for any reason, including to sell securities to persons in jurisdictions which require such delivery of such securities or to pledge such securities, the holder must transfer its interest in a global certificate in accordance with DTC's applicable procedures and the procedures set forth in the first mortgage indenture and the unsecured indenture, as appropriate, and, if applicable, those of Euroclear and Clearstream Banking. Because DTC can act only on behalf of participants in DTC, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a global certificate to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        DTC will take any action permitted to be taken by a holder of the securities only at the direction of one or more participants to whose account the DTC interests in a global certificate is credited and only in respect of such portion of the aggregate principal amount of the securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the securities, DTC will exchange a global certificate for certificated securities, which it will distribute to its participants.

        DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants). The rules applicable to DTC and its participants are on file with the SEC.

        Although DTC, Euroclear and Clearstream Banking are expected to follow the foregoing procedures in order to facilitate transfers of interests in the securities represented by global certificates among their respective participants, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the first mortgage trustee nor the unsecured trustee, as appropriate, will have any responsibility for the performance by DTC, Euroclear or Clearstream Banking or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        If DTC is at any time unwilling or unable to continue as a depositary for a global certificate and a successor depositary is not appointed, we will issue certificated securities in exchange for a global certificate.

        We will make all payments of principal and interest in immediately available funds.

        Secondary trading in long-term bonds and notes of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in the securities that are not certificated securities will trade in DTC's Same-Day Funds Settlement System until maturity. Therefore, the secondary market trading activity in such interests will settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the securities.

        The information in this subsection, "BOOK-ENTRY SYSTEM," concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.

 PLAN OF DISTRIBUTION

        We may sell the securities from time to time pursuant to underwritten public offerings or negotiated transactions or a combination of these methods. We may sell the securities:

  •
  through one or more underwriters or dealers in a public offering and sale by them;

  •
  through agents; and/or

  •
  directly to one or more purchasers.

        We may distribute the securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of the securities.

        If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. We will also briefly disclose in the prospectus supplement the nature of the underwriter's obligation to take and pay for the securities. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting fees, discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

        The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

        We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, the amounts of securities underwritten, purchased or sold by each of them, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any fees, discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

        We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act or to contribute to payments they may be required to make in respect thereof. If the underwriting agreement provides for indemnification by us of the underwriters or their controlling persons against any liability arising under the Securities Act, we will furnish a brief description of such indemnification provisions in the applicable prospectus supplement.

        Each series of the securities will be a new issue of the securities and will have no established trading market. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they may receive customary fees and expenses.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act and in accordance therewith, file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available over the Internet at the SEC's website at http://www.sec.gov. You also may read and copy any document we file with the SEC at the offices of the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 or obtain copies of such materials by mail. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1.800.SEC.0330. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports are also available over the Internet at our website at http://www.opc.com. Other than the reports we file pursuant to the Exchange Act, information contained on our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. See "INCORPORATION BY REFERENCE OF CERTAIN INFORMATION." You may review a copy of the registration statement at the SEC's public Reference Room in Washington D.C., as well as through our or the SEC's Internet website listed above.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

        We "incorporate by reference" into this prospectus certain information that we file with the SEC, which means we are disclosing important information to you by referring you to another document. Any information incorporated by reference is considered to be part of this prospectus and you should read it with the same care. We incorporate by reference into this prospectus the following documents filed by us with the SEC:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on March 22, 2013;

  •
  our Current Report on Form 8-K, dated March 25, 2013 and filed on March 27, 2013;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed on May 13, 2013;

  •
  our Current Report on Form 8-K, dated June 5, 2013 and filed on June 6, 2013;

  •
  our Current Report on Form 8-K/A, dated June 5, 2013 and filed on June 7, 2013;

  •
  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed on August 12, 2013;

  •
  our Current Report on Form 8-K, dated October 15, 2013 and filed on October 16, 2013; and

  •
  our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, filed on November 13, 2013.

        Any statement made in a document incorporated by reference in this prospectus is deemed to be modified or superseded for purposes of this prospectus if a statement contained in this prospectus or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We also incorporate by reference all documents that we file under the Exchange Act after: (i) the date of the initial registration statement and prior to the effectiveness of the registration statement and (ii) the date of this prospectus and until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. Nothing in this prospectus shall be deemed to incorporate information furnished to, but not filed with, the SEC, including, but not limited to, information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit to such Form 8-K.

        Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to in this prospectus or any document incorporated by reference in this prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

        We will provide without charge, to any person who receives a copy of this prospectus, upon such recipient's written or oral request, a copy of any document this prospectus incorporates by reference, other than exhibits to such incorporated documents, unless such exhibits are specifically incorporated by reference in such incorporated document. You may request a copy by writing us at the following address or telephoning the following number:

Director, Bank and Investor Relations
Oglethorpe Power Corporation
2100 East Exchange Place
Tucker, Georgia 30084-5336
(770) 270-7173

LEGAL MATTERS

        Sutherland Asbill & Brennan LLP will pass upon the validity of the securities for us.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

$

        % First Mortgage Bonds, Series 2014 A
due 20

PROSPECTUS SUPPLEMENT
                    , 2014

Joint Book-Running Managers

Goldman, Sachs & Co.           Wells Fargo Securities

Senior Co-Managers

BofA Merrill Lynch              J.P. Morgan

Mitsubishi UFJ Securities              SunTrust Robinson Humphrey

Co-Managers

BMO Capital Markets                Fifth Third Securities

Mizuho Securities                PNC Capital Markets LLC                RBC Capital Markets